LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$632,938,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2007-BC2 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P/Fitch/DBRS)
A1(4)	248,328,000	1M LIBOR	2.05	1-78	19.15%	TBD	3/25/2037	Aaa/AAA/AAA/AAA
A2(5)	156,984,000	1M LIBOR	0.81	1-21	19.15%	TBD	3/25/2037	Aaa/AAA/AAA/AAA
A3(5)	26,814,000	1M LIBOR	2.00	21-27	19.15%	TBD	3/25/2037	Aaa/AAA/AAA/AAA
A4(5)	62,525,000	1M LIBOR	3.50	27-71	19.15%	TBD	3/25/2037	Aaa/AAA/AAA/AAA
A5(5)	24,347,000	1M LIBOR	6.43	71-78	19.15%	TBD	3/25/2037	Aaa/AAA/AAA/AAA
M1	25,035,000	1M LIBOR	3.63	41-47	15.25%	TBD	3/25/2037	Aa1/AA+/AA+/AA(high)
M2	24,714,000	1M LIBOR	5.00	47-78	11.40%	TBD	3/25/2037	Aa2/AA/AA/AA
M3	8,024,000	1M LIBOR	6.49	78-78	10.15%	TBD	3/25/2037	Aa3/AA-/AA-/AA(low)
M4	9,308,000	1M LIBOR	4.48	40-78	8.70%	TBD	3/25/2037	A1/A+/A+/A(high)
M5	8,345,000	1M LIBOR	4.46	39-78	7.40%	TBD	3/25/2037	A2/A/A/A
M6	6,098,000	1M LIBOR	4.43	39-78	6.45%	TBD	3/25/2037	A3/A-/A-/A(low)
M7	6,740,000	1M LIBOR	4.43	38-78	5.40%	TBD	3/25/2037	A3/BBB+/A-/A(low)
M8	5,456,000	1M LIBOR	4.40	38-78	4.55%	TBD	3/25/2037	Baa1/BBB/BBB+/BBB(high)
M9	6,419,000	1M LIBOR	4.40	38-78	3.55%	TBD	3/25/2037	Baa2/BBB-/BBB/BBB
B1	7,703,000	1M LIBOR	4.38	37-78	2.35%	TBD	3/25/2037	Ba1/BB+/BB+/BB(high)
B2	6,098,000	1M LIBOR	4.15	37-75	1.40%	TBD	3/25/2037	Ba2/BB/BB/BB

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P/Fitch/DBRS)
A1(4)	248,328,000	1M LIBOR	2.24	1-173	19.15%	TBD	3/25/2037	Aaa/AAA/AAA/AAA
A2(5)	156,984,000	1M LIBOR	0.81	1-21	19.15%	TBD	3/25/2037	Aaa/AAA/AAA/AAA
A3(5)	26,814,000	1M LIBOR	2.00	21-27	19.15%	TBD	3/25/2037	Aaa/AAA/AAA/AAA
A4(5)	62,525,000	1M LIBOR	3.50	27-71	19.15%	TBD	3/25/2037	Aaa/AAA/AAA/AAA
A5(5)	24,347,000	1M LIBOR	8.48	71-174	19.15%	TBD	3/25/2037	Aaa/AAA/AAA/AAA
M1	25,035,000	1M LIBOR	3.63	41-47	15.25%	TBD	3/25/2037	Aa1/AA+/AA+/AA(high)
M2	24,714,000	1M LIBOR	5.05	47-89	11.40%	TBD	3/25/2037	Aa2/AA/AA/AA
M3	8,024,000	1M LIBOR	9.41	89-143	10.15%	TBD	3/25/2037	Aa3/AA-/AA-/AA(low)
M4	9,308,000	1M LIBOR	4.86	40-123	8.70%	TBD	3/25/2037	A1/A+/A+/A(high)
M5	8,345,000	1M LIBOR	4.81	39-118	7.40%	TBD	3/25/2037	A2/A/A/A
M6	6,098,000	1M LIBOR	4.76	39-112	6.45%	TBD	3/25/2037	A3/A-/A-/A(low)
M7	6,740,000	1M LIBOR	4.73	38-108	5.40%	TBD	3/25/2037	A3/BBB+/A-/A(low)
M8	5,456,000	1M LIBOR	4.65	38-102	4.55%	TBD	3/25/2037	Baa1/BBB/BBB+/BBB(high)
M9	6,419,000	1M LIBOR	4.59	38-96	3.55%	TBD	3/25/2037	Baa2/BBB-/BBB/BBB
B1	7,703,000	1M LIBOR	4.45	37-88	2.35%	TBD	3/25/2037	Ba1/BB+/BB+/BB(high)
B2	6,098,000	1M LIBOR	4.15	37-75	1.40%	TBD	3/25/2037	Ba2/BB/BB/BB

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 1.40%.
(4)	The Class A1 Certificates are the Group 1 Senior Certificates.
(5)	The Class A2, A3, A4 and A5 Certificates are the Group 2 Senior Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated February 20, 2007 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated February 20, 2007.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms

Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2007-BC2

Depositor:	Structured Asset Securities Corporation

Trustee:	U.S. Bank National Association

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	OfficeTiger Global Real Estate Services Inc.

Underwriter:	Lehman Brothers Inc.

Mortgage Insurance Provider:	Not applicable.

Swap Counterparty:	[TBD]

Cap Counterparty:	[TBD]

Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in March 2007.

Cut-off Date:	February 1, 2007

Pricing Date:	February [23], 2007

Closing Date:	February 28, 2007

Settlement Date:	February 28, 2007

Delay Days:	0 day delay

Dated Date:	February 25, 2007

Day Count:	Actual/360

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Final Maturity Reserve Fund Rate:	Prior to the Distribution Date in March 2017, 0.00%. On each Distribution Date beginning with March 2017, 0.80% per annum.

Credit Risk Manager Fee:	0.010% of the loan principal balance annually.

Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.

Clearing/Registration:	Book-entry through DTC, and only upon request, through Clearstream, Luxembourg and Euroclear.

Denomination:
Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided that with respect to European Investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.

ERISA Eligibility:	The Class A and Class M Certificates are expected to be ERISA eligible, provided that the investors meet the requirements of certain investor-based or statutory exemptions.

Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

		Principal	% of
	Mortgage	Balance	Principal
Originator*	Loans	($)	Balance
Equifirst Corporation	3,255	$513,088,961.49	79.93%
Lehman Brothers Bank	303	58,556,844.68	9.12
Fieldstone Mortgage Company	199	48,555,011.21	7.56
First Street Financial	79	21,724,920.38	3.38
Total:	3,836	$641,925,737.76	100.00%

		Principal	% of
	Mortgage	Balance	Principal
Servicer*	Loans	($)	Balance
HomEq Corporation	3,255	$513,088,961.49	79.93%
Wells Fargo	278	70,279,931.59	10.95
Aurora Loan Services	303	58,556,844.68	9.12
Total:	3,836	$641,925,737.76	100.00%

* Information herein is as of the Cut-off Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid, will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each such group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	Concurrently, to the Class A1, A2, A3, A4 and A5 Certificates (the “Senior Certificates”):

A.	All principal from Group 1 will be paid to the Class A1 Certificates, until such class has been reduced to zero; and

B.	All principal from Group 2 will be paid to the Class A2, A3, A4 and A5 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)
All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “Subordinate Certificates”), sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)	All remaining principal will be allocated as follows:

A.	To the Class M1, M2 and M3 Certificates, sequentially and in that order, until the credit enhancement behind such classes is equal to two times the Class M3 initial credit enhancement percentage; and

B.
To the Class M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 38.30% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on February 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

1)	To pay Servicing Fees;

2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate collateral balance of the related group;

3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated group, to the extent not paid above;

4)
On each Distribution Date beginning in March 2017, to the Final Maturity Reserve Account, the Final Maturity Reserve Fund Amount from the related group and then from the unrelated group, to the extent unpaid;

5)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from interest allocable to Group 1;

6)
To pay Current Interest and Carryforward Interest to the Class A2, A3, A4 and A5 Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

7)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

8)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order;

9)	To pay the Credit Risk Manager Fee;

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

10)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

11)
Any interest remaining after the application of priorities (1) through (10) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the Certificates will be applied as “excess cashflow” in the following priority:

1)
To the Senior Certificates and Subordinate Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 71-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	37	79,727,000	5.13
2	612,002,000	5.46	38	75,811,000	5.14
3	593,557,000	5.47	39	72,088,000	5.14
4	575,657,000	5.46	40	68,558,000	5.15
5	558,285,000	5.46	41	65,156,000	5.16
6	541,427,000	5.45	42	62,010,000	5.16
7	525,066,000	5.43	43	58,929,000	5.17
8	509,190,000	5.40	44	56,040,000	5.17
9	493,782,000	5.37	45	53,280,000	5.18
10	478,829,000	5.34	46	50,648,000	5.18
11	464,319,000	5.30	47	48,209,000	5.19
12	450,237,000	5.27	48	45,833,000	5.19
13	436,510,000	5.23	49	43,587,000	5.20
14	419,498,000	5.21	50	41,404,000	5.20
15	402,616,000	5.18	51	39,414,000	5.21
16	385,926,000	5.16	52	37,488,000	5.21
17	369,364,000	5.14	53	35,627,000	5.22
18	353,124,000	5.13	54	33,893,000	5.22
19	337,075,000	5.11	55	32,225,000	5.23
20	321,348,000	5.09	56	30,620,000	5.23
21	305,877,000	5.08	57	29,143,000	5.24
22	290,728,000	5.07	58	27,667,000	5.25
23	275,963,000	5.07	59	26,319,000	5.25
24	261,584,000	5.07	60	25,035,000	5.26
25	211,900,000	5.07	61	23,783,000	5.27
26	185,195,000	5.07	62	22,609,000	5.27
27	161,894,000	5.08	63	21,492,000	5.28
28	144,176,000	5.08	64	20,431,000	5.29
29	130,311,000	5.09	65	19,422,000	5.29
30	119,334,000	5.09	66	18,462,000	5.30
31	110,539,000	5.10	67	17,550,000	5.31
32	103,350,000	5.10	68	16,683,000	5.31
33	97,509,000	5.11	69	15,859,000	5.32
34	92,694,000	5.11	70	15,076,000	5.33
35	88,136,000	5.12	71	14,331,000	5.33
36	83,835,000	5.13	72	13,623,000	5.34

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	For the purchase of any replacement interest rate swap agreement (if necessary);

(10)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(11)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 47-month Interest Rate Cap Agreement will have a strike rate of 6.50% and will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	93,800,000
2	0	32	93,448,000
3	0	33	92,339,000
4	0	34	90,686,000
5	0	35	89,005,000
6	0	36	87,296,000
7	0	37	85,593,000
8	0	38	86,416,000
9	0	39	84,857,000
10	0	40	83,287,000
11	0	41	81,748,000
12	0	42	80,149,000
13	0	43	78,617,000
14	2,572,000	44	77,060,000
15	5,281,000	45	75,521,000
16	8,116,000	46	73,996,000
17	11,114,000	47	72,438,000
18	14,137,000	48	70,932,000
19	17,265,000	49	69,431,000
20	20,404,000	50	67,975,000
21	23,590,000	51	66,476,000
22	26,775,000	52	65,018,000
23	29,908,000	53	63,598,000
24	32,997,000	54	62,170,000
25	60,115,000	55	60,776,000
26	71,909,000	56	59,412,000
27	81,590,000	57	58,034,000
28	87,681,000	58	56,726,000
29	91,345,000	59	55,400,000
30	93,228,000	60	54,096,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(7)	For the purchase of any replacement interest rate cap agreement (if necessary); and

(8)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty will have (a) either (i) the unsecured, short-term debt obligations rated at least “A1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A2” by Moody’s and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s, or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s, and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Final Maturity Reserve Trust

For each group and each Distribution Date beginning in March 2017, on which the aggregate outstanding principal balance of the forty-year Mortgage Loans is greater than the amount specified in Annex A, an amount (the “Final Maturity Reserve Fund Amount”) equal to the lesser of (A) the product of (x) the Final Maturity Reserve Fund Rate, (y) the aggregate outstanding principal balance of the forty-year Mortgage Loans for the related group on such Distribution Date and (z) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360 and (B) the product of (a) the Final Maturity Reserve Shortfall for such Distribution Date and (b) a fraction, the numerator of which is the related group collateral balance for such Distribution Date and the denominator of which is the aggregate outstanding principal balance for such Distribution Date will be deposited into the account (“Final Maturity Reserve Account”), until the amounts on deposit are equal to the lesser of (i) the aggregate principal amount of the Certificates or (ii) the aggregate outstanding principal balance of the forty-year Mortgage Loans. On the earlier of the termination of the trust fund or the Distribution Date in March 2037, amounts on deposit in the Final Maturity Reserve Account will be distributed as principal and interest on the Certificates.

A “Final Maturity Reserve Shortfall” for each Distribution Date is the lesser of (A) the excess of (i) the aggregate outstanding principal balance of the forty-year Mortgage Loans over (ii) the amounts on deposit in the Final Maturity Reserve Account or (B) the excess of (x) the aggregate principal amount of the Certificates after giving effect to distributions on such Distribution Date over (y) the amounts on deposit in the Final Maturity Reserve Account.

Final Maturity Reserve Account Priority

On the earlier of the termination of the trust fund or the Distribution Date in March 2037, amounts on deposit in the Final Maturity Reserve Account will be distributed as follows after giving effect to all principal and interest distributions for such Distribution Date:

(1)	To be paid as principal to the Senior Certificates, on a pro rata basis, until reduced to zero;

(2)	To be paid as principal to the Subordinate Certificates, sequentially, until reduced to zero;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid;

(6)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(7)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid; and

(8)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that class.

Net Funds Cap

For each Distribution Date and for (i) the Group 1 Senior Certificates on or before the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero and (ii) the Group 2 Senior Certificates on or before the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero, the “Senior Net Funds Cap” for each Distribution Date and each group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the sum of (x) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and (y) the related Final Maturity Reserve Fund Amount, and (2) 12, and the denominator of which is the related group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

For each Distribution Date and for (i) the Group 1 Senior Certificates after the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero, (ii) the Group 2 Senior Certificates after the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero and (iii) the Subordinate Certificates, the “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any group have been reduced to zero, such weighting shall be on the basis of the principal balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

The Mortgage Loans were originated by Equifirst (79.93%), Lehman Brothers Bank (9.12%), Fieldstone (7.56%) and First Street Financial (3.38%) and as of the Cut-off Date are serviced by HomEq (79.93%),Wells Fargo (10.95%) and Aurora Loan Services (9.12%).

Approximately 39.25% of the mortgage loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. None of such mortgage loans with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy.

Credit Risk Manager

OfficeTiger Global Real Estate Services Inc. (“OfficeTiger”) will act as a credit risk manager on behalf of the Trust. OfficeTiger’s primary function will be to monitor and advise the servicers with respect to default management and reporting for the benefit of the Trust. The following summarizes some of OfficeTiger’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Review of the prepayment premium collections by the servicers.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates in inverse order of priority and the Class M Certificates in inverse order of priority. The allocation of losses to a subordinate class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3, A4 and A5 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and each of Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Class Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

10% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3, A4 and A5 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3, A4 and A5 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3, A4 and A5 Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. Each class of Class B Certificates will be senior to all other classes of Class B Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates in inverse order of priority, until all of the Class B Certificates have each been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 1.40% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 1.40% of the Cut-off Date collateral balance and (b) approximately 2.80% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [41.75]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

March 2009 to February 2010	[1.20]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter

March 2010 to February 2011	[2.70]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter

March 2011 to February 2012	[4.20]% for the first month, plus an additional 1/12th of
[1.25]% for each month thereafter

March 2012 to February 2013	[5.45]% for the first month, plus an additional 1/12th of
[0.70]% for each month thereafter

March 2013 and thereafter	[6.15]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including each Mortgage Loan 60 or more days delinquent for which the mortgagor has filed for bankruptcy after the Closing Date), and (ii) each Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Pat Quinn	(212) 526-9519
	Matt Dunn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Emma Kuzmina	(212) 526-0524
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	Nancy Reeis	(212) 438-1643
Moody’s	Todd Swanson	(415) 274-1714
Fitch	Lori Samuels	(212) 908-0264

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.35	2.60	2.05	1.61	1.24
Window (mos)	1-121	1-95	1-78	1-65	1-55
Expected Final Mat.	3/25/2017	1/25/2015	8/25/2013	7/25/2012	9/25/2011

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	12/25/2009	4/25/2009	11/25/2008	8/25/2008	5/25/2008

Class A3
Avg. Life (yrs)	3.24	2.46	2.00	1.66	1.41
Window (mos)	34-46	26-33	21-27	18-22	15-19
Expected Final Mat.	12/25/2010	11/25/2009	5/25/2009	12/25/2008	9/25/2008

Class A4
Avg. Life (yrs)	6.02	4.65	3.50	2.48	2.04
Window (mos)	46-112	33-88	27-71	22-59	19-31
Expected Final Mat.	6/25/2016	6/25/2014	1/25/2013	1/25/2012	9/25/2009

Class A5
Avg. Life (yrs)	10.01	7.85	6.43	5.36	3.33
Window (mos)	112-121	88-95	71-78	59-65	31-55
Expected Final Mat.	3/25/2017	1/25/2015	8/25/2013	7/25/2012	9/25/2011

Class M1
Avg. Life (yrs)	4.19	3.55	3.63	3.87	4.23
Window (mos)	37-67	39-52	41-47	43-50	46-55
Expected Final Mat.	9/25/2012	6/25/2011	1/25/2011	4/25/2011	9/25/2011

Class M2
Avg. Life (yrs)	7.79	6.10	5.00	4.66	4.57
Window (mos)	67-121	52-95	47-78	50-65	55-55
Expected Final Mat.	3/25/2017	1/25/2015	8/25/2013	7/25/2012	9/25/2011

Class M3
Avg. Life (yrs)	10.07	7.90	6.49	5.40	4.57
Window (mos)	121-121	95-95	78-78	65-65	55-55
Expected Final Mat.	3/25/2017	1/25/2015	8/25/2013	7/25/2012	9/25/2011

Class M4
Avg. Life (yrs)	6.55	5.21	4.48	4.09	3.95
Window (mos)	37-121	38-95	40-78	42-65	44-55
Expected Final Mat.	3/25/2017	1/25/2015	8/25/2013	7/25/2012	9/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	6.55	5.21	4.46	4.03	3.85
Window (mos)	37-121	38-95	39-78	41-65	43-55
Expected Final Mat.	3/25/2017	1/25/2015	8/25/2013	7/25/2012	9/25/2011

Class M6
Avg. Life (yrs)	6.55	5.21	4.43	4.00	3.78
Window (mos)	37-121	38-95	39-78	40-65	42-55
Expected Final Mat.	3/25/2017	1/25/2015	8/25/2013	7/25/2012	9/25/2011

Class M7
Avg. Life (yrs)	6.55	5.21	4.43	3.97	3.72
Window (mos)	37-121	38-95	38-78	39-65	41-55
Expected Final Mat.	3/25/2017	1/25/2015	8/25/2013	7/25/2012	9/25/2011

Class M8
Avg. Life (yrs)	6.55	5.19	4.40	3.93	3.67
Window (mos)	37-121	37-95	38-78	39-65	40-55
Expected Final Mat.	3/25/2017	1/25/2015	8/25/2013	7/25/2012	9/25/2011

Class M9
Avg. Life (yrs)	6.55	5.19	4.40	3.92	3.63
Window (mos)	37-121	37-95	38-78	38-65	39-55
Expected Final Mat.	3/25/2017	1/25/2015	8/25/2013	7/25/2012	9/25/2011

Class B1
Avg. Life (yrs)	6.54	5.19	4.38	3.88	3.58
Window (mos)	37-121	37-95	37-78	38-65	38-55
Expected Final Mat.	3/25/2017	1/25/2015	8/25/2013	7/25/2012	9/25/2011

Class B2
Avg. Life (yrs)	6.23	4.94	4.15	3.68	3.39
Window (mos)	37-117	37-92	37-75	37-62	37-53
Expected Final Mat.	11/25/2016	10/25/2014	5/25/2013	4/25/2012	7/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.63	2.83	2.24	1.76	1.34
Window (mos)	1-262	1-211	1-173	1-145	1-123
Expected Final Mat.	12/25/2028	9/25/2024	7/25/2021	3/25/2019	5/25/2017

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	12/25/2009	4/25/2009	11/25/2008	8/25/2008	5/25/2008

Class A3
Avg. Life (yrs)	3.24	2.46	2.00	1.66	1.41
Window (mos)	34-46	26-33	21-27	18-22	15-19
Expected Final Mat.	12/25/2010	11/25/2009	5/25/2009	12/25/2008	9/25/2008

Class A4
Avg. Life (yrs)	6.02	4.65	3.50	2.48	2.04
Window (mos)	46-112	33-88	27-71	22-59	19-31
Expected Final Mat.	6/25/2016	6/25/2014	1/25/2013	1/25/2012	9/25/2009

Class A5
Avg. Life (yrs)	13.19	10.42	8.48	7.07	4.35
Window (mos)	112-263	88-212	71-174	59-145	31-123
Expected Final Mat.	1/25/2029	10/25/2024	8/25/2021	3/25/2019	5/25/2017

Class M1
Avg. Life (yrs)	4.19	3.55	3.63	3.87	4.23
Window (mos)	37-67	39-52	41-47	43-50	46-56
Expected Final Mat.	9/25/2012	6/25/2011	1/25/2011	4/25/2011	10/25/2011

Class M2
Avg. Life (yrs)	7.88	6.18	5.05	4.71	5.32
Window (mos)	67-139	52-109	47-89	50-74	56-74
Expected Final Mat.	9/25/2018	3/25/2016	7/25/2014	4/25/2013	4/25/2013

Class M3
Avg. Life (yrs)	14.62	11.55	9.41	7.83	6.91
Window (mos)	139-220	109-175	89-143	74-119	74-101
Expected Final Mat.	6/25/2025	9/25/2021	1/25/2019	1/25/2017	7/25/2015

Class M4
Avg. Life (yrs)	7.15	5.69	4.86	4.40	4.22
Window (mos)	37-190	38-150	40-123	42-102	44-86
Expected Final Mat.	12/25/2022	8/25/2019	5/25/2017	8/25/2015	4/25/2014

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	7.11	5.66	4.81	4.33	4.10
Window (mos)	37-183	38-144	39-118	41-98	43-83
Expected Final Mat.	5/25/2022	2/25/2019	12/25/2016	4/25/2015	1/25/2014

Class M6
Avg. Life (yrs)	7.07	5.62	4.76	4.27	4.01
Window (mos)	37-175	38-138	39-112	40-94	42-79
Expected Final Mat.	9/25/2021	8/25/2018	6/25/2016	12/25/2014	9/25/2013

Class M7
Avg. Life (yrs)	7.02	5.58	4.73	4.22	3.93
Window (mos)	37-168	38-132	38-108	39-90	41-76
Expected Final Mat.	2/25/2021	2/25/2018	2/25/2016	8/25/2014	6/25/2013

Class M8
Avg. Life (yrs)	6.95	5.51	4.65	4.14	3.84
Window (mos)	37-159	37-125	38-102	39-85	40-72
Expected Final Mat.	5/25/2020	7/25/2017	8/25/2015	3/25/2014	2/25/2013

Class M9
Avg. Life (yrs)	6.86	5.43	4.59	4.07	3.76
Window (mos)	37-151	37-119	38-96	38-80	39-68
Expected Final Mat.	9/25/2019	1/25/2017	2/25/2015	10/25/2013	10/25/2012

Class B1
Avg. Life (yrs)	6.65	5.27	4.45	3.93	3.62
Window (mos)	37-138	37-109	37-88	38-73	38-62
Expected Final Mat.	8/25/2018	3/25/2016	6/25/2014	3/25/2013	4/25/2012

Class B2
Avg. Life (yrs)	6.23	4.94	4.15	3.68	3.39
Window (mos)	37-117	37-92	37-75	37-62	37-53
Expected Final Mat.	11/25/2016	10/25/2014	5/25/2013	4/25/2012	7/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3)

*The Effective Available Funds Cap is shown for the first 72 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	8.38083	8.45391	8.41894	35	21.59846	21.12739	21.35278	69	14.70095	14.17754	14.42857
2	21.39513	21.46109	21.42953	36	21.54704	21.07170	21.29914	70	15.13393	14.59424	14.85310
3	22.09174	22.15984	22.12725	37	23.79552	23.27034	23.52162	71	14.59263	14.07845	14.32509
4	21.38186	21.44771	21.41621	38	21.80745	21.11728	21.44752	72	14.53892	14.02544	14.27178
5	22.08737	22.15536	22.12283	39	23.00487	22.40166	22.69030	73	13.26869	12.70011	12.97291
6	21.37717	21.44290	21.41145	40	22.23459	21.63698	21.92296	74	11.98545	11.47182	11.71827
7	21.38866	21.45433	21.42291	41	22.93607	22.31743	22.61349	75	12.38648	11.86410	12.11478
8	22.12305	22.19086	22.15841	42	22.16277	21.56267	21.84988	76	11.98850	11.48215	11.72517
9	21.42983	21.49539	21.46402	43	22.12211	21.52201	21.80924	77	12.38898	11.87412	12.12125
10	22.16494	22.23262	22.20024	44	22.82281	22.20266	22.49950	78	11.99018	11.49263	11.73148
11	21.47924	21.54468	21.51337	45	22.12617	21.48759	21.79329	79	11.99102	11.49341	11.73231
12	21.49873	21.56411	21.53282	46	22.83189	22.16807	22.48587	80	12.39160	11.87733	12.12426
13	23.00988	23.08180	23.04739	47	22.06072	21.41929	21.72641	81	11.99273	11.50286	11.73810
14	21.48839	21.55561	21.52345	48	22.02993	21.38708	21.69491	82	12.39338	11.88913	12.13131
15	22.16756	22.23696	22.20375	49	24.35202	23.64031	23.98116	83	11.99446	11.50641	11.74084
16	21.40059	21.46769	21.43558	50	21.96242	21.31959	21.62747	84	11.99533	11.50721	11.74171
17	22.05230	22.12157	22.08843	51	22.74113	22.03823	22.37489	85	13.28152	12.74102	13.00071
18	21.26704	21.33402	21.30197	52	21.98183	21.29776	21.62542	86	11.99709	11.50883	11.74346
19	21.19469	21.26259	21.23010	53	22.68079	21.97494	22.31306	87	12.39791	11.89330	12.13582
20	22.48657	21.89059	22.17575	54	21.92329	21.23879	21.56670	88	11.99887	11.51047	11.74523
21	22.92025	22.77253	22.84321	55	21.89270	21.20820	21.53613	89	12.39976	11.89501	12.13767
22	23.61134	23.42764	23.51553	56	22.59297	21.88566	22.22453	90	12.00067	11.51213	11.74703
23	22.74807	22.56412	22.65214	57	21.83803	21.22871	21.52065	91	12.00158	11.51297	11.74794
24	22.63084	22.44685	22.53488	58	22.53670	21.90680	22.20861	92	12.40258	11.89761	12.14048
25	24.20668	24.00401	24.10098	59	21.78546	21.20032	21.48071	93	12.00342	11.51466	11.74978
26	21.68974	21.29147	21.48203	60	21.75937	21.17646	21.45580	94	12.40449	11.89937	12.14240
27	22.47613	22.21249	22.33863	61	16.23445	15.61125	15.90992	95	12.00527	11.51638	11.75164
28	21.49620	21.23102	21.35790	62	15.12281	14.53974	14.81920	96	12.00621	11.51724	11.75258
29	22.00006	21.72388	21.85603	63	15.56024	14.98084	15.25857	97	13.29363	12.75220	13.01284
30	21.13115	20.86384	20.99174	64	14.99542	14.43387	14.70306	98	12.00810	11.51899	11.75449
31	21.00294	20.73658	20.86403	65	15.43293	14.86103	15.13521	99	12.40935	11.90387	12.14730
32	21.82473	21.32678	21.56503	66	14.87393	14.32117	14.58619	100	12.01001	11.52076	11.75642
33	21.69000	21.23960	21.45510	67	14.81416	14.26133	14.52641	101	12.41134	11.90571	12.14931
34	22.37611	21.88848	22.12180	68	15.24948	14.67814	14.95212

(1)	Based on one-month, six-month and twelve-month LIBOR of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes no losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread(1) (2) (3) (4)

Period	Excess Spread	Period	Excess Spread
1	2.73%	31	3.94%
2	2.03%	32	4.12%
3	2.21%	33	4.10%
4	2.03%	34	4.27%
5	2.21%	35	4.09%
6	2.03%	36	4.08%
7	2.05%	37	4.60%
8	2.27%	38	4.03%
9	2.11%	39	4.28%
10	2.32%	40	4.12%
11	2.17%	41	4.29%
12	2.20%	42	4.11%
13	2.60%	43	4.11%
14	2.26%	44	4.28%
15	2.47%	45	4.13%
16	2.31%	46	4.30%
17	2.50%	47	4.12%
18	2.33%	48	4.12%
19	2.35%	49	4.65%
20	2.80%	50	4.12%
21	3.86%	51	4.31%
22	4.06%	52	4.13%
23	3.89%	53	4.30%
24	3.89%	54	4.12%
25	4.45%	55	4.11%
26	3.94%	56	4.29%
27	4.12%	57	4.16%
28	3.95%	58	4.33%
29	4.12%	59	4.17%
30	3.95%	60	4.17%

(1)	Based on forward one-month, six-month and twelve-month LIBOR curves.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.
(4)	Does not include cap payments to the supplemental interest trust.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Annex A: Aggregate Scheduled Principal Balance of Forty-Year Mortgage Loans(1)

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
121	1,161,500.62	159	682,851.32	197	398,512.86
122	1,145,460.34	160	673,313.93	198	392,854.60
123	1,129,637.66	161	663,906.38	199	387,273.76
124	1,114,029.64	162	654,626.92	200	381,769.30
125	1,098,633.40	163	645,473.82	201	376,340.17
126	1,083,446.07	164	636,445.37	202	370,985.38
127	1,068,464.83	165	627,539.90	203	365,703.90
128	1,053,686.92	166	618,755.73	204	360,494.74
129	1,039,109.57	167	610,091.23	205	355,356.93
130	1,024,730.09	168	601,544.79	206	350,289.51
131	1,010,545.81	169	593,114.80	207	345,291.51
132	996,554.10	170	584,799.70	208	340,362.00
133	982,752.35	171	576,597.94	209	335,500.06
134	969,138.00	172	568,507.98	210	330,704.76
135	955,708.52	173	560,528.31	211	325,975.21
136	942,461.43	174	552,657.44	212	321,310.52
137	929,394.25	175	544,893.90	213	316,709.80
138	916,504.57	176	537,236.25	214	312,172.20
139	903,789.98	177	529,683.05	215	307,696.86
140	891,248.12	178	522,232.89	216	303,282.93
141	878,876.67	179	514,884.38	217	298,929.59
142	866,673.31	180	507,636.14	218	294,636.01
143	854,635.79	181	500,486.82	219	290,401.38
144	842,761.87	182	493,435.08	220	286,224.91
145	831,049.33	183	486,479.60	221	282,105.81
146	819,496.00	184	479,619.09	222	278,043.30
147	808,099.73	185	472,852.26	223	274,036.61
148	796,858.41	186	466,177.83	224	270,085.00
149	785,769.93	187	459,594.57	225	266,187.70
150	774,832.23	188	453,101.24	226	262,344.00
151	764,043.28	189	446,696.63	227	258,553.15
152	753,401.08	190	440,379.53	228	254,814.46
153	742,903.64	191	434,148.76	229	251,127.19
154	732,549.00	192	428,003.16	230	247,490.67
155	722,335.24	193	421,941.57	231	243,904.21
156	712,260.46	194	415,962.86	232	240,367.12
157	702,322.77	195	410,065.91	233	236,878.74
158	692,520.34	196	404,249.60	234	233,438.40

(1) Assumes a constant prepayment rate of 15%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
235	230,045.46	277	122,890.56	319	63,462.83
236	226,699.27	278	121,028.31	320	62,435.31
237	223,399.20	279	119,192.03	321	61,422.37
238	220,144.62	280	117,381.37	322	60,423.82
239	216,934.92	281	115,595.97	323	59,439.46
240	213,769.48	282	113,835.50	324	58,469.10
241	210,647.72	283	112,099.61	325	57,512.54
242	207,569.03	284	110,387.97	326	56,569.59
243	204,532.83	285	108,700.25	327	55,640.07
244	201,538.55	286	107,036.13	328	54,723.80
245	198,585.62	287	105,395.27	329	53,820.59
246	195,673.47	288	103,777.38	330	52,930.26
247	192,801.55	289	102,182.13	331	52,052.64
248	189,969.32	290	100,609.21	332	51,187.55
249	187,176.23	291	99,058.32	333	50,334.83
250	184,421.77	292	97,529.16	334	49,494.29
251	181,705.39	293	96,021.44	335	48,665.78
252	179,026.59	294	94,534.86	336	47,849.13
253	176,384.86	295	93,069.13	337	47,044.18
254	173,779.69	296	91,623.97	338	46,250.77
255	171,210.59	297	90,199.11	339	45,468.73
256	168,677.06	298	88,794.25	340	44,697.92
257	166,178.63	299	87,409.13	341	43,938.17
258	163,714.81	300	86,043.49	342	43,189.34
259	161,285.14	301	84,697.04	343	42,451.27
260	158,889.15	302	83,369.54	344	41,723.83
261	156,526.39	303	82,060.73	345	41,006.86
262	154,196.40	304	80,770.34	346	40,300.21
263	151,898.75	305	79,498.13	347	39,603.75
264	149,632.98	306	78,243.86	348	38,917.34
265	147,398.67	307	77,007.26	349	38,240.84
266	145,195.38	308	75,788.11	350	37,574.11
267	143,022.71	309	74,586.16	351	36,917.02
268	140,880.23	310	73,401.19	352	36,269.43
269	138,767.52	311	72,232.95	353	35,631.22
270	136,684.20	312	71,081.22	354	35,002.25
271	134,629.85	313	69,945.78	355	34,382.40
272	132,604.08	314	68,826.40	356	33,771.54
273	130,606.50	315	67,722.86	357	33,169.55
274	128,636.74	316	66,634.94	358	32,576.31
275	126,694.41	317	65,562.44	359	31,991.70
276	124,779.14	318	64,505.14	360	31,415.59

(1) Assumes a constant prepayment rate of 15%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2007-BC2 Collateral Summary - Aggregate
Collateral information is as of the Cut-Off Date.

Total Number of Loans	3,836	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$641,925,737	No	100.0%
Average Loan Principal Balance	$167,342
Fixed Rate	29.5%	Primary Mortgage Insurance Coverage
Adjustable Rate	70.5%	(First Lien Loans with LTV > 80%)
Prepayment Premium	74.7%	No	100.0%
Weighted Average Coupon	8.4%
Weighted Average Margin	5.7%	Lien Position
Weighted Average Initial Periodic Cap	3.0%	1st Lien	95.0%
Weighted Average Periodic Cap	1.0%	2nd Lien	5.0%
Weighted Average Maximum Rate	14.2%
Weighted Average Floor	8.2%	Loan Purpose
Weighted Average Original Term (mo.)	360	Cash Out Refinance	50.9%
Weighted Average Remaining Term (mo.)	356	Purchase	45.2%
Weighted Average Loan Age (mo.)	4	Rate/Term Refinance	3.9%
Weighted Average Combined LTV(1)	83.1%
Weighted Average Full Combined LTV(2)	88.9%	Occupancy Status
% of Loans with Junior Liens	30.1%	Primary Home	93.9%
Non-Zero Weighted Average FICO	636	Investment	4.7%
Non-Zero Weighted Average DTI	41.2%	Second Home	1.4%
% IO Loans	18.4%
		Geographic Distribution
Product Type		(Other states account individually for less than
2 Year Hybrid (Non-Balloon)	41.6%	3% of the Cut-Off Date principal balance)
Fixed Rate (Non-Balloon)	25.0%	CA	20.1%
2 Year Hybrid (Balloon)	20.7%	FL	9.0%
Fixed Rate (Balloon)	4.5%	AZ	6.4%
3 Year Hybrid (Non-Balloon)	3.7%	IL	5.9%
3 Year Hybrid (Balloon)	2.6%	VA	4.6%
Other	2.0%	MD	4.6%
		WA	3.9%
Amortization Type		PA	3.9%
Fully Amortizing	53.2%	TX	3.3%
Balloon	28.4%	NJ	3.2%
Interest-Only	18.4%

Documentation Type
Full	64.1%
Stated	35.2%
Limited	0.6%
No Documentation	0.0%

(1) Includes the loan in the securitization and any senior liens.
(2) Includes all liens on the mortgaged property.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Fully Amortizing Loans:
2/28 ARM (LIBOR)	999	$168,608,139.15	26.27%	8.441%	100.00%	627	83.60%	63.73%
Fixed Rate - 30 Year	1,383	145,673,583.20	22.69	8.879	0.00	645	85.08	74.18
3/27 ARM (LIBOR)	88	13,532,765.73	2.11	8.372	100.00	621	81.65	72.34
2/38 ARM (LIBOR)	25	4,842,239.53	0.75	8.479	100.00	638	85.14	85.83
5/25 ARM (LIBOR)	24	3,334,255.83	0.52	8.367	100.00	623	80.23	70.85
Fixed Rate - 20 Year	20	2,047,310.04	0.32	8.213	0.00	644	80.04	84.00
Fixed Rate - 15 Year	17	1,598,295.96	0.25	8.182	0.00	615	73.05	100.00
3/37 ARM (LIBOR)	4	970,442.62	0.15	8.020	100.00	641	80.00	57.70
5/1 ARM (12 Mo LIBOR)	2	344,496.29	0.05	9.615	100.00	660	84.23	21.16
5/35 ARM (LIBOR)	1	264,238.18	0.04	9.625	100.00	683	100.00	0.00
Fixed Rate - 10 Year	1	90,826.03	0.01	6.950	0.00	637	33.82	100.00
Subtotal (Fully Amortizing):	2,564	$341,306,592.56	53.17%	8.623%	56.22%	635	84.06%	69.11%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	587	$130,656,874.83	20.35%	8.286%	100.00%	624	82.37%	53.62%
Fixed Rate - 30/40 Year Balloon	144	27,405,583.36	4.27	8.173	0.00	642	80.67	71.60
3/27 ARM (LIBOR) - 30/40 Year Balloon	72	15,163,511.07	2.36	8.227	100.00	625	82.46	69.90
5/25 ARM (LIBOR) - 30/40 Year Balloon	16	4,043,099.46	0.63	8.410	100.00	616	83.61	30.65
2/28 ARM (LIBOR) - 30/50 Year Balloon	8	1,901,563.67	0.30	8.167	100.00	575	69.19	36.50
3/27 ARM (LIBOR) - 30/50 Year Balloon	5	1,534,364.58	0.24	7.427	100.00	605	76.31	27.41
Fixed Rate - 30/50 Year Balloon	5	1,307,260.34	0.20	7.858	0.00	600	75.29	37.52
1/29 ARM (LIBOR) - 30/40 Year Balloon	2	338,500.00	0.05	8.893	100.00	608	84.87	100.00
Subtotal (Balloon):	839	$182,350,757.31	28.41%	8.257%	84.25%	626	81.92%	56.74%

Interest-Only Loans:
2/28 ARM (LIBOR)	332	$93,406,368.67	14.55%	7.726%	100.00%	654	82.03%	59.57%
Fixed Rate - 30 Year	41	11,211,154.81	1.75	7.779	0.00	661	80.51	64.59
3/27 ARM (LIBOR)	43	9,155,777.69	1.43	7.835	100.00	650	82.90	66.14
5/25 ARM (LIBOR)	13	3,002,686.72	0.47	8.264	100.00	652	84.83	64.62
5/1 ARM (12 Mo LIBOR)	3	1,342,400.00	0.21	7.395	100.00	631	80.00	100.00
Fixed Rate - 20 Year	1	150,000.00	0.02	6.950	0.00	622	45.45	100.00
Subtotal (Interest-Only):	433	$118,268,387.89	18.42%	7.748%	90.39%	654	81.96%	61.19%

Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Interest-Only Loans:
60	433	$118,268,387.89	100.00%	7.748%	90.39%	654	81.96%	61.19%
Total:	433	$118,268,387.89	100.00%	7.748%	90.39%	654	81.96%	61.19%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
30 Year Amortization	2,496	$331,493,240.20	51.64%	8.631%	56.06%	635	84.14%	68.70%
40 Year Amortization	851	183,684,489.05	28.61	8.274	85.08	627	82.24	58.02
Interest-Only	433	118,268,387.89	18.42	7.748	90.39	654	81.96	61.19
50 Year Amortization	18	4,743,188.59	0.74	7.842	72.44	592	73.17	33.84
20 Year Amortization	20	2,047,310.04	0.32	8.213	0.00	644	80.04	84.00
15 Year Amortization	17	1,598,295.96	0.25	8.182	0.00	615	73.05	100.00
10 Year Amortization	1	90,826.03	0.01	6.950	0.00	637	33.82	100.00
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
0.01 - 50,000.00	432	$14,720,155.65	2.29%	11.582%	2.02%	639	98.50%	70.88%
50,000.01 - 100,000.00	665	50,543,480.81	7.87	9.574	41.14	633	85.97	73.90
100,000.01 - 150,000.00	931	115,981,742.94	18.07	8.542	63.16	628	83.46	76.64
150,000.01 - 200,000.00	734	127,736,695.22	19.90	8.197	71.61	633	81.75	68.43
200,000.01 - 250,000.00	417	93,225,834.68	14.52	8.147	79.16	634	82.37	61.97
250,000.01 - 300,000.00	219	59,888,002.01	9.33	8.145	74.96	634	82.35	63.33
300,000.01 - 350,000.00	142	46,071,161.07	7.18	7.944	81.67	634	81.50	54.82
350,000.01 - 400,000.00	105	39,320,894.81	6.13	8.018	82.02	648	83.11	50.54
400,000.01 - 450,000.00	76	32,184,823.02	5.01	8.046	85.71	638	81.63	44.78
450,000.01 - 500,000.00	53	25,022,387.88	3.90	7.775	86.80	651	83.31	56.71
500,000.01 - 550,000.00	24	12,677,704.39	1.97	7.886	79.21	656	83.06	25.43
550,000.01 - 600,000.00	18	10,277,318.85	1.60	7.858	83.44	649	84.07	55.92
600,000.01 - 650,000.00	10	6,262,139.52	0.98	7.814	69.73	667	82.48	59.90
650,000.01 >=	10	8,013,396.91	1.25	7.626	71.89	656	78.16	68.06
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1st Lien	3,184	$609,938,741.40	95.02%	8.183%	74.18%	635	82.18%	64.58%
2nd Lien	652	31,986,996.36	4.98	11.682	0.00	650	99.91	55.72
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Cash Out Refinance	1,813	$326,641,777.58	50.88%	8.262%	65.35%	625	80.26%	67.37%
Purchase	1,876	290,259,132.62	45.22	8.470	77.73	649	86.33	59.52
Rate/Term Refinance	147	25,024,827.56	3.90	8.300	53.34	631	81.86	75.42
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Primary Home	3,597	$603,085,906.66	93.95%	8.342%	70.52%	634	83.09%	64.29%
Investment	190	30,151,476.23	4.70	8.661	68.06	662	80.81	61.83
Second Home	49	8,688,354.87	1.35	8.418	76.46	683	88.89	61.38
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	18	$1,689,121.99	0.26%	8.116%	0.00%	616	70.94%	100.00%
181 - 240	21	2,197,310.04	0.34	8.127	0.00	642	77.68	85.09
241 - 360	3,767	631,962,385.40	98.45	8.358	70.63	636	83.10	63.84
361 - 480	30	6,076,920.33	0.95	8.455	100.00	640	84.96	77.61
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	18	$1,689,121.99	0.26%	8.116%	0.00%	616	70.94%	100.00%
181 - 240	21	2,197,310.04	0.34	8.127	0.00	642	77.68	85.09
241 - 360	3,767	631,962,385.40	98.45	8.358	70.63	636	83.10	63.84
361 - 480	30	6,076,920.33	0.95	8.455	100.00	640	84.96	77.61
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
CA	450	$128,908,096.98	20.08%	7.878%	73.75%	647	79.67%	50.62%
FL	317	57,722,604.06	8.99	8.298	73.68	628	81.01	56.77
AZ	240	40,926,157.75	6.38	8.195	82.91	630	81.15	67.24
IL	233	37,933,354.52	5.91	8.606	78.53	642	84.21	53.52
VA	174	29,816,291.16	4.64	8.404	67.77	620	82.75	72.86
MD	151	29,208,562.54	4.55	8.299	76.81	640	83.40	56.99
WA	122	25,222,079.23	3.93	7.983	77.19	640	83.14	77.15
PA	211	24,779,992.38	3.86	8.480	53.87	633	84.53	76.87
TX	160	21,239,485.16	3.31	8.435	50.35	627	83.25	69.84
NJ	99	20,385,069.78	3.18	8.853	81.02	633	83.61	48.17
Other	1,679	225,784,044.20	35.17	8.612	65.75	634	85.45	72.77
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	157	$24,130,098.09	3.76%	7.855%	60.12%	604	49.64%	71.13%
60.01 to 70.00%	245	48,086,889.73	7.49	7.900	61.30	610	66.67	62.86
70.01 to 80.00%	1,446	285,759,292.63	44.52	7.817	77.45	642	79.10	60.39
80.01 to 85.00%	306	59,047,112.51	9.20	8.321	71.89	614	84.38	65.57
85.01 to 90.00%	461	93,702,881.76	14.60	8.551	74.57	631	89.64	58.88
90.01 to 95.00%	187	33,713,754.33	5.25	9.034	70.82	636	94.67	76.82
95.01 to 100.00%	382	65,498,712.35	10.20	9.023	77.75	659	99.91	82.61
Subtotal (First Lien):	3,184	$609,938,741.40	95.02%	8.183%	74.18%	635	82.18%	64.58%

Second Lien Loans:
90.01 to 95.00%	9	$402,941.67	0.06%	11.572%	0.00%	653	94.76%	51.69%
95.01 to 100.00%	643	31,584,054.69	4.92	11.683	0.00	650	99.98	55.77
Subtotal (Second Lien):	652	$31,986,996.36	4.98%	11.682%	0.00%	650	99.91%	55.72%

Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

*Includes the loan in the securitization and any senior liens.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	153	$23,321,045.12	3.63%	7.848%	59.72%	604	49.51%	71.51%
60.01 to 70.00%	242	46,483,620.08	7.24	7.870	60.93	608	66.48	63.87
70.01 to 80.00%	556	105,210,174.75	16.39	8.047	66.73	614	77.79	66.15
80.01 to 85.00%	277	53,332,862.96	8.31	8.359	73.86	610	84.12	67.54
85.01 to 90.00%	472	96,375,660.04	15.01	8.561	74.07	634	88.84	56.42
90.01 to 95.00%	230	42,756,838.88	6.66	8.785	69.84	637	91.22	77.44
95.01 to 100.00%	1,254	242,458,539.57	37.77	8.040	82.22	657	85.57	63.68
Subtotal (First Lien):	3,184	$609,938,741.40	95.02%	8.183%	74.18%	635	82.18%	64.58%

Second Lien Loans:
90.01 to 95.00%	9	$402,941.67	0.06%	11.572%	0.00%	653	94.76%	51.69%
95.01 to 100.00%	643	31,584,054.69	4.92	11.683	0.00	650	99.98	55.77
Subtotal (Second Lien):	652	$31,986,996.36	4.98%	11.682%	0.00%	650	99.91%	55.72%

Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

*Includes all liens on the mortgaged property.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
500 - 520	18	$2,764,637.77	0.43%	9.404%	92.41%	513	70.42%	100.00%
521 - 540	80	11,953,088.20	1.86	9.330	81.03	530	75.51	97.91
541 - 560	156	24,188,596.00	3.77	8.991	78.35	550	77.47	92.06
561 - 580	254	48,760,411.35	7.60	8.729	78.80	570	78.60	69.03
581 - 600	400	66,446,037.39	10.35	8.836	73.73	591	82.24	71.77
601 - 620	612	90,600,903.29	14.11	8.589	73.21	611	82.13	73.59
621 - 640	594	96,439,911.85	15.02	8.280	71.61	631	83.48	73.52
641 - 660	674	120,080,326.23	18.71	8.195	71.37	649	84.73	55.04
661 - 680	483	73,252,266.94	11.41	8.023	62.29	669	84.56	54.21
681 - 700	238	45,978,003.11	7.16	8.021	69.60	689	84.62	41.15
701 - 720	156	27,657,973.61	4.31	7.922	59.49	708	87.02	51.67
721 - 740	71	12,838,786.85	2.00	7.777	53.41	731	86.93	50.66
741 - 760	46	9,880,481.96	1.54	7.598	56.68	749	84.21	42.19
761 - 780	35	6,774,236.13	1.06	7.717	51.82	771	84.90	72.24
781 >=	19	4,310,077.08	0.67	7.807	62.23	795	86.34	33.87
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Single Family	3,338	$552,753,363.66	86.11%	8.369%	70.33%	633	83.02%	64.58%
Condo	252	40,816,196.00	6.36	8.236	76.87	655	84.67	63.05
2-4 Family	156	29,404,297.37	4.58	8.456	66.06	658	82.28	53.26
PUD	90	18,951,880.73	2.95	8.145	68.02	630	82.11	70.19
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$113,911,487.65	$16,291,887.93	$268,875,722.77	$336,087.50	$0.00	$0.00	$399,415,185.85
Fixed Rate	38,522,054.96	7,989,866.69	19,376,824.71	123,595,267.38	0.00	0.00	189,484,013.74
3 Year Hybrid	7,860,669.99	1,465,566.25	1,167,748.24	29,862,877.21	0.00	0.00	40,356,861.69
5 Year Hybrid	2,001,533.39	0.00	443,750.00	9,885,893.09	0.00	0.00	12,331,176.48
1 Year Hybrid	0.00	0.00	338,500.00	0.00	0.00	0.00	338,500.00
Total:	$162,295,745.99	$25,747,320.87	$290,202,545.72	$163,680,125.18	$0.00	$0.00	$641,925,737.76

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	17.75%	2.54%	41.89%	0.05%	0.00%	0.00%	62.22%
Fixed Rate	6.00	1.24	3.02	19.25	0.00	0.00	29.52
3 Year Hybrid	1.22	0.23	0.18	4.65	0.00	0.00	6.29
5 Year Hybrid	0.31	0.00	0.07	1.54	0.00	0.00	1.92
1 Year Hybrid	0.00	0.00	0.05	0.00	0.00	0.00	0.05
Total:	25.28%	4.01%	45.21%	25.50%	0.00%	0.00%	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	1,617	$257,855,523.90	40.17%	8.271%	69.72%	632	83.00%	70.71%
None	1,072	162,295,745.99	25.28	8.772	76.26	636	84.34	58.58
6 Mo. Int. on Amount Prepaid > 20% UPB	515	136,738,432.64	21.30	7.857	70.03	646	80.29	53.81
2% of UPB	292	43,500,407.77	6.78	8.578	65.85	623	84.04	72.35
1% of UPB	115	16,871,436.84	2.63	8.541	72.58	638	85.05	66.63
Other	225	24,664,190.62	3.84	8.798	49.69	638	87.63	72.92
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full	2,637	$411,690,809.84	64.13%	8.255%	66.24%	627	83.45%	100.00%
Stated	1,179	225,951,940.46	35.20	8.540	78.56	652	82.43	0.00
Limited	19	4,005,987.46	0.62	8.529	48.28	607	80.03	0.00
No Documentation	1	277,000.00	0.04	9.375	100.00	685	79.14	0.00
Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Debt to Income Ratio*
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full Doc Loans:
0.01 to 5.00	3	$561,037.71	0.09%	8.602%	63.58%	603	74.76%	100.00%
5.01 to 10.00	7	1,988,588.08	0.31	8.092	95.23	676	86.96	100.00
10.01 to 15.00	32	4,601,839.85	0.72	8.404	40.35	632	80.03	100.00
15.01 to 20.00	49	6,223,769.53	0.97	8.528	56.45	623	82.44	100.00
20.01 to 25.00	87	11,795,454.45	1.84	8.171	60.73	616	78.98	100.00
25.01 to 30.00	156	20,706,840.39	3.23	8.273	59.08	622	80.72	100.00
30.01 to 35.00	263	39,994,339.61	6.23	8.211	59.34	628	82.77	100.00
35.01 to 40.00	401	62,793,483.55	9.78	8.210	69.35	625	82.71	100.00
40.01 to 45.00	604	93,187,721.71	14.52	8.250	64.92	628	83.88	100.00
45.01 to 50.00	897	143,611,147.88	22.37	8.328	70.65	629	84.92	100.00
50.01 to 55.00	138	26,226,587.08	4.09	7.996	62.79	620	81.58	100.00
Subtotal (Full Doc):	2,637	$411,690,809.84	64.13%	8.255%	66.24%	627	83.45%	100.00%

Non-Full Doc Loans:
Not Available	1	$277,000.00	0.04%	9.375%	100.00%	685	79.14%	0.00%
0.01 to 5.00	1	43,921.04	0.01	11.350	0.00	668	99.99	0.00
5.01 to 10.00	5	838,270.54	0.13	8.322	42.23	641	80.95	0.00
10.01 to 15.00	7	716,792.15	0.11	9.298	19.82	656	84.84	0.00
15.01 to 20.00	15	2,062,169.42	0.32	8.393	46.07	653	76.22	0.00
20.01 to 25.00	31	4,848,055.25	0.76	9.018	63.74	641	82.39	0.00
25.01 to 30.00	74	12,296,683.43	1.92	8.386	74.89	660	81.35	0.00
30.01 to 35.00	119	19,923,634.99	3.10	8.394	82.36	650	79.59	0.00
35.01 to 40.00	203	36,376,154.17	5.67	8.559	80.01	647	82.29	0.00
40.01 to 45.00	328	66,306,562.41	10.33	8.475	77.89	653	82.11	0.00
45.01 to 50.00	409	83,940,546.47	13.08	8.615	78.68	652	83.89	0.00
50.01 to 55.00	6	2,605,138.05	0.41	8.342	95.78	625	73.09	0.00
Subtotal (Non-Full Doc):	1,199	$230,234,927.92	35.87%	8.541%	78.06%	651	82.38%	0.00%

Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Adjustable Rate Loans:
5.501 to 6.000	1	$127,428.18	0.02%	6.000%	100.00%	658	80.00%	100.00%
6.001 to 6.500	5	1,049,557.43	0.16	6.475	100.00	662	75.78	100.00
6.501 to 7.000	172	42,576,299.01	6.63	6.844	100.00	657	77.99	76.53
7.001 to 7.500	308	72,002,548.07	11.22	7.315	100.00	655	79.74	68.25
7.501 to 8.000	483	100,318,807.03	15.63	7.816	100.00	642	80.69	61.08
8.001 to 8.500	384	81,396,482.55	12.68	8.299	100.00	634	82.54	57.15
8.501 to 9.000	383	74,397,868.54	11.59	8.798	100.00	613	83.35	46.03
9.001 to 9.500	212	35,962,406.72	5.60	9.276	100.00	603	87.33	53.04
9.501 to 10.000	188	30,844,458.17	4.80	9.792	100.00	600	91.63	58.21
10.001 to 10.500	65	10,221,643.83	1.59	10.269	100.00	588	92.96	73.44
10.501 to 11.000	20	2,912,531.75	0.45	10.632	100.00	591	95.99	89.93
Greater than 11.000	3	631,692.74	0.10	11.250	100.00	586	100.00	100.00
Subtotal (ARM Loans):	2,224	$452,441,724.02	70.48%	8.219%	100.00%	632	82.72%	60.28%

Fixed Rate Loans:
6.001 to 6.500	6	$1,655,362.81	0.26%	6.359%	0.00%	677	67.36%	100.00%
6.501 to 7.000	113	26,014,677.14	4.05	6.835	0.00	678	74.21	93.56
7.001 to 7.500	138	26,655,055.80	4.15	7.301	0.00	656	75.64	81.88
7.501 to 8.000	204	35,560,283.66	5.54	7.785	0.00	644	80.40	75.57
8.001 to 8.500	133	20,180,740.07	3.14	8.313	0.00	647	83.00	66.71
8.501 to 9.000	148	19,593,150.23	3.05	8.797	0.00	633	83.42	69.63
9.001 to 9.500	92	11,896,132.68	1.85	9.265	0.00	614	87.60	68.47
9.501 to 10.000	57	8,274,441.27	1.29	9.770	0.00	613	90.22	62.93
10.001 to 10.500	112	7,062,454.51	1.10	10.315	0.00	627	95.80	90.48
10.501 to 11.000	45	4,272,321.24	0.67	10.790	0.00	608	91.36	68.20
Greater than 11.000	564	28,319,394.33	4.41	11.884	0.00	644	99.35	51.28
Subtotal (Fixed Rate):	1,612	$189,484,013.74	29.52%	8.689%	0.00%	645	83.89%	73.34%

Total:	3,836	$641,925,737.76	100.00%	8.358%	70.48%	636	83.06%	64.13%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)
<= 3.000	3	$866,044.63	0.19%	6.864%	100.00%	661	80.00%	0.00%
3.501 - 4.000	3	593,873.47	0.13	6.876	100.00	692	83.09	100.00
4.001 - 4.500	120	26,871,450.97	5.94	6.827	100.00	659	78.64	79.52
4.501 - 5.000	254	57,473,353.05	12.70	7.297	100.00	654	78.59	69.07
5.001 - 5.500	518	109,389,051.44	24.18	7.797	100.00	640	79.92	59.07
5.501 - 6.000	444	92,269,260.86	20.39	8.204	100.00	637	82.74	58.85
6.001 - 6.500	418	86,084,032.53	19.03	8.648	100.00	623	84.67	54.44
6.501 - 7.000	225	41,865,428.81	9.25	9.163	100.00	600	85.98	49.74
7.001 - 7.500	141	21,450,598.75	4.74	9.712	100.00	597	90.64	59.15
7.501 - 8.000	79	12,196,980.80	2.70	10.138	100.00	589	93.93	71.36
8.001 - 8.500	19	3,381,648.71	0.75	10.567	100.00	578	95.36	90.69
Total:	2,224	$452,441,724.02	100.00%	8.219%	100.00%	632	82.72%	60.28%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	1	$120,000.00	0.03%	9.450%	100.00%	674	80.00%	0.00%
2.000	7	2,025,396.29	0.45	8.023	100.00	632	81.53	86.59
3.000	2,213	449,430,283.10	99.33	8.222	100.00	632	82.73	60.29
6.000	3	866,044.63	0.19	6.864	100.00	661	80.00	0.00
Total:	2,224	$452,441,724.02	100.00%	8.219%	100.00%	632	82.72%	60.28%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	2,216	$449,888,783.10	99.44%	8.223%	100.00%	632	82.73%	60.30%
2.000	8	2,552,940.92	0.56	7.515	100.00	645	80.57	55.44
Total:	2,224	$452,441,724.02	100.00%	8.219%	100.00%	632	82.72%	60.28%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
12.001 - 12.500	5	$1,049,557.43	0.23%	6.475%	100.00%	662	75.78%	100.00%
12.501 - 13.000	173	42,703,727.19	9.44	6.842	100.00	657	77.99	76.60
13.001 - 13.500	308	72,002,548.07	15.91	7.315	100.00	655	79.74	68.25
13.501 - 14.000	483	100,318,807.03	22.17	7.816	100.00	642	80.69	61.08
14.001 - 14.500	384	81,396,482.55	17.99	8.299	100.00	634	82.54	57.15
14.501 - 15.000	383	74,397,868.54	16.44	8.798	100.00	613	83.35	46.03
15.001 - 15.500	212	35,962,406.72	7.95	9.276	100.00	603	87.33	53.04
15.501 - 16.000	188	30,844,458.17	6.82	9.792	100.00	600	91.63	58.21
16.001 - 16.500	65	10,221,643.83	2.26	10.269	100.00	588	92.96	73.44
16.501 - 17.000	20	2,912,531.75	0.64	10.632	100.00	591	95.99	89.93
17.001 - 17.500	3	631,692.74	0.14	11.250	100.00	586	100.00	100.00
Total:	2,224	$452,441,724.02	100.00%	8.219%	100.00%	632	82.72%	60.28%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
<= 5.500	3	$866,044.63	0.19%	6.864%	100.00%	661	80.00%	0.00%
5.501 - 6.000	1	127,428.18	0.03	6.000	100.00	658	80.00	100.00
6.001 - 6.500	5	1,049,557.43	0.23	6.475	100.00	662	75.78	100.00
6.501 - 7.000	170	42,025,785.31	9.29	6.846	100.00	656	77.96	77.53
7.001 - 7.500	307	71,687,017.14	15.84	7.316	100.00	655	79.74	68.55
7.501 - 8.000	483	100,318,807.03	22.17	7.816	100.00	642	80.69	61.08
8.001 - 8.500	384	81,396,482.55	17.99	8.299	100.00	634	82.54	57.15
8.501 - 9.000	383	74,397,868.54	16.44	8.798	100.00	613	83.35	46.03
9.001 - 9.500	212	35,962,406.72	7.95	9.276	100.00	603	87.33	53.04
9.501 - 10.000	188	30,844,458.17	6.82	9.792	100.00	600	91.63	58.21
10.001 - 10.500	65	10,221,643.83	2.26	10.269	100.00	588	92.96	73.44
10.501 - 11.000	20	2,912,531.75	0.64	10.632	100.00	591	95.99	89.93
11.001 - 11.500	3	631,692.74	0.14	11.250	100.00	586	100.00	100.00
Total:	2,224	$452,441,724.02	100.00%	8.219%	100.00%	632	82.72%	60.28%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 12	2	$338,500.00	0.07%	8.893%	100.00%	608	84.87%	100.00%
13 - 24	1,951	399,415,185.85	88.28	8.222	100.00	632	82.78	59.59
25 - 36	212	40,356,861.69	8.92	8.151	100.00	629	82.00	67.96
37 >=	59	12,331,176.48	2.73	8.312	100.00	631	82.97	56.42
Total:	2,224	$452,441,724.02	100.00%	8.219%	100.00%	632	82.72%	60.28%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2007-BC2 Collateral Summary - Group 1
Collateral information is as of the Cut-Off Date.

Total Number of Loans	2,011	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$307,144,740	No	100.0%
Average Loan Principal Balance	$152,732
Fixed Rate	24.6%	Primary Mortgage Insurance Coverage
Adjustable Rate	75.4%	(First Lien Loans with LTV > 80%)
Prepayment Premium	73.9%	No	100.0%
Weighted Average Coupon	8.3%
Weighted Average Margin	5.8%	Lien Position
Weighted Average Initial Periodic Cap	3.0%	1st Lien	97.0%
Weighted Average Periodic Cap	1.0%	2nd Lien	3.0%
Weighted Average Maximum Rate	14.3%
Weighted Average Floor	8.3%	Loan Purpose
Weighted Average Original Term (mo.)	361	Cash Out Refinance	64.6%
Weighted Average Remaining Term (mo.)	357	Purchase	31.0%
Weighted Average Loan Age (mo.)	4	Rate/Term Refinance	4.4%
Weighted Average Combined LTV(1)	81.7%
Weighted Average Full Combined LTV(2)	86.0%	Occupancy Status
% of Loans with Junior Liens	22.9%	Primary Home	92.0%
Non-Zero Weighted Average FICO	628	Investment	6.2%
Non-Zero Weighted Average DTI	41.3%	Second Home	1.8%
% IO Loans	15.0%
		Geographic Distribution
Product Type		(Other states account individually for less than
2 Year Hybrid (Non-Balloon)	44.2%	3% of the Cut-Off Date principal balance)
2 Year Hybrid (Balloon)	22.5%	CA	14.5%
Fixed Rate (Non-Balloon)	20.6%	FL	7.8%
3 Year Hybrid (Non-Balloon)	4.9%	IL	6.8%
Fixed Rate (Balloon)	3.9%	AZ	6.1%
3 Year Hybrid (Balloon)	3.6%	VA	6.0%
Other	0.1%	PA	4.9%
		WA	4.7%
Amortization Type		MD	4.5%
Fully Amortizing	54.9%	GA	3.5%
Balloon	30.1%
Interest-Only	15.0%

Documentation Type
Full	69.9%
Stated	29.3%
Limited	0.7%
No Documentation	0.1%

(1) Includes the loan in the securitization and any senior liens.
(2) Includes all liens on the mortgaged property.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Fully Amortizing Loans:
2/28 ARM (LIBOR)	661	$98,764,241.37	32.16%	8.474%	100.00%	623	83.22%	69.85%
Fixed Rate - 30 Year	559	55,378,841.79	18.03	8.552	0.00	643	81.76	78.91
3/27 ARM (LIBOR)	60	8,729,090.45	2.84	8.410	100.00	615	80.85	72.90
2/38 ARM (LIBOR)	19	3,162,266.18	1.03	8.647	100.00	627	82.88	78.30
Fixed Rate - 20 Year	7	918,591.80	0.30	7.554	0.00	646	75.69	93.54
Fixed Rate - 15 Year	8	841,459.26	0.27	7.362	0.00	641	74.40	100.00
3/37 ARM (LIBOR)	3	699,132.39	0.23	7.785	100.00	625	80.00	80.09
5/25 ARM (LIBOR)	2	209,361.43	0.07	7.532	100.00	654	80.00	100.00
Subtotal (Fully Amortizing):	1,319	$168,702,984.67	54.93%	8.485%	66.13%	629	82.51%	73.50%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	353	$67,969,765.66	22.13%	8.316%	100.00%	615	80.81%	61.31%
Fixed Rate - 30/40 Year Balloon	62	11,498,476.51	3.74	8.046	0.00	637	77.28	69.87
3/27 ARM (LIBOR) - 30/40 Year Balloon	48	9,992,619.34	3.25	8.271	100.00	617	80.95	73.62
2/28 ARM (LIBOR) - 30/50 Year Balloon	5	1,245,549.88	0.41	8.358	100.00	581	68.80	24.82
3/27 ARM (LIBOR) - 30/50 Year Balloon	4	1,202,567.14	0.39	7.338	100.00	583	75.30	34.97
Fixed Rate - 30/50 Year Balloon	3	605,748.76	0.20	7.629	0.00	596	70.48	48.72
Subtotal (Balloon):	475	$92,514,727.29	30.12%	8.261%	86.92%	617	80.09%	62.79%

Interest-Only Loans:
2/28 ARM (LIBOR)	157	$33,946,015.45	11.05%	7.841%	100.00%	646	81.81%	68.14%
Fixed Rate - 30 Year	28	6,035,501.69	1.97	7.800	0.00	658	80.49	81.11
3/27 ARM (LIBOR)	29	5,560,638.91	1.81	7.922	100.00	650	83.69	76.05
5/25 ARM (LIBOR)	2	234,872.00	0.08	8.849	100.00	685	91.92	40.39
Fixed Rate - 20 Year	1	150,000.00	0.05	6.950	0.00	622	45.45	100.00
Subtotal (Interest-Only):	217	$45,927,028.05	14.95%	7.848%	86.53%	648	81.80%	70.77%

Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Interest-Only Loans:
60	217	$45,927,028.05	100.00%	7.848%	86.53%	648	81.80%	70.77%
Total:	217	$45,927,028.05	100.00%	7.848%	86.53%	648	81.80%	70.77%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
30 Year Amortization	1,282	$163,081,535.04	53.10%	8.496%	66.04%	629	82.59%	73.13%
40 Year Amortization	485	93,322,260.08	30.38	8.285	87.68	619	80.46	64.40
Interest-Only	217	45,927,028.05	14.95	7.848	86.53	648	81.80	70.77
50 Year Amortization	12	3,053,865.78	0.99	7.812	80.16	585	71.69	33.56
20 Year Amortization	7	918,591.80	0.30	7.554	0.00	646	75.69	93.54
15 Year Amortization	8	841,459.26	0.27	7.362	0.00	641	74.40	100.00
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
0.01 - 50,000.00	214	$6,911,884.71	2.25%	11.625%	3.58%	636	98.54%	78.55%
50,000.01 - 100,000.00	325	25,309,504.42	8.24	9.010	62.60	629	82.82	81.12
100,000.01 - 150,000.00	558	69,549,590.39	22.64	8.363	75.69	627	82.08	79.28
150,000.01 - 200,000.00	435	75,631,195.76	24.62	8.178	78.12	629	80.89	71.79
200,000.01 - 250,000.00	241	53,628,980.05	17.46	8.166	82.22	630	82.04	64.69
250,000.01 - 300,000.00	103	28,030,927.85	9.13	8.121	75.60	627	80.19	65.58
300,000.01 - 350,000.00	66	21,505,858.44	7.00	7.825	77.38	619	78.69	60.61
350,000.01 - 400,000.00	54	20,230,914.52	6.59	8.048	83.30	638	81.66	51.73
400,000.01 - 450,000.00	13	5,365,098.83	1.75	8.147	77.13	623	77.36	30.57
450,000.01 - 500,000.00	2	980,785.04	0.32	7.345	100.00	617	74.86	100.00
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1st Lien	1,760	$297,777,956.80	96.95%	8.214%	77.82%	628	81.10%	69.71%
2nd Lien	251	9,366,783.21	3.05	11.758	0.00	639	99.93	74.73
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Cash Out Refinance	1,108	$198,492,939.74	64.63%	8.204%	74.09%	621	79.06%	67.74%
Purchase	821	95,168,328.80	30.98	8.567	78.93	644	86.98	73.11
Rate/Term Refinance	82	13,483,471.47	4.39	8.328	70.69	632	82.72	78.25
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Primary Home	1,857	$282,455,278.52	91.96%	8.302%	75.03%	625	81.59%	70.28%
Investment	121	19,167,397.61	6.24	8.588	76.09	660	80.64	65.51
Second Home	33	5,522,063.88	1.80	8.413	94.49	672	89.18	63.77
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	8	$841,459.26	0.27%	7.362%	0.00%	641	74.40%	100.00%
181 - 240	8	1,068,591.80	0.35	7.469	0.00	643	71.44	94.45
241 - 360	1,973	301,373,290.38	98.12	8.326	75.61	628	81.72	69.58
361 - 480	22	3,861,398.57	1.26	8.491	100.00	626	82.36	78.63
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	8	$841,459.26	0.27%	7.362%	0.00%	641	74.40%	100.00%
181 - 240	8	1,068,591.80	0.35	7.469	0.00	643	71.44	94.45
241 - 360	1,973	301,373,290.38	98.12	8.326	75.61	628	81.72	69.58
361 - 480	22	3,861,398.57	1.26	8.491	100.00	626	82.36	78.63
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
CA	176	$44,610,505.57	14.52%	7.769%	65.26%	624	73.62%	56.37%
FL	133	23,914,974.61	7.79	8.313	76.84	615	77.90	61.01
IL	134	20,803,773.04	6.77	8.416	88.50	638	82.95	60.94
AZ	111	18,642,355.17	6.07	8.094	89.65	624	79.48	71.63
VA	114	18,477,407.31	6.02	8.312	75.00	617	81.13	78.18
PA	125	14,958,222.06	4.87	8.406	63.84	634	83.72	76.44
WA	78	14,480,844.07	4.71	7.962	84.64	639	83.82	75.98
MD	85	13,945,719.56	4.54	8.246	83.77	644	83.11	68.86
GA	87	10,687,129.04	3.48	8.951	72.87	633	86.31	72.64
TX	74	8,903,773.51	2.90	8.332	59.19	630	82.05	68.68
Other	894	117,720,036.07	38.33	8.540	75.35	629	84.55	75.14
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	117	$18,203,516.56	5.93%	7.806%	61.78%	605	49.39%	72.98%
60.01 to 70.00%	154	28,689,583.53	9.34	7.797	69.73	604	66.47	68.81
70.01 to 80.00%	735	125,575,279.77	40.88	7.910	78.23	633	78.85	67.11
80.01 to 85.00%	189	33,096,941.82	10.78	8.391	78.14	611	84.33	65.66
85.01 to 90.00%	261	46,703,321.09	15.21	8.563	80.45	629	89.50	64.04
90.01 to 95.00%	99	15,290,969.09	4.98	9.109	83.76	629	94.87	76.67
95.01 to 100.00%	205	30,218,344.94	9.84	8.935	85.98	663	99.91	89.11
Subtotal (First Lien):	1,760	$297,777,956.80	96.95%	8.214%	77.82%	628	81.10%	69.71%

Second Lien Loans:
90.01 to 95.00%	2	$66,571.20	0.02%	11.056%	0.00%	632	95.00%	100.00%
95.01 to 100.00%	249	9,300,212.01	3.03	11.763	0.00	639	99.97	74.55
Subtotal (Second Lien):	251	$9,366,783.21	3.05%	11.758%	0.00%	639	99.93%	74.73%

Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

*Includes the loan in the securitization and any senior liens.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	114	$17,449,344.54	5.68%	7.798%	61.13%	604	49.22%	73.66%
60.01 to 70.00%	154	28,908,813.88	9.41	7.801	69.35	605	66.19	68.56
70.01 to 80.00%	325	59,841,671.80	19.48	8.052	75.12	611	77.66	67.33
80.01 to 85.00%	172	30,171,364.46	9.82	8.435	79.37	607	84.22	67.67
85.01 to 90.00%	268	48,509,998.00	15.79	8.567	80.03	631	89.10	62.87
90.01 to 95.00%	128	20,091,809.77	6.54	8.780	81.94	633	91.07	75.38
95.01 to 100.00%	599	92,804,954.35	30.22	8.146	82.77	655	86.60	73.87
Subtotal (First Lien):	1,760	$297,777,956.80	96.95%	8.214%	77.82%	628	81.10%	69.71%

Second Lien Loans:
90.01 to 95.00%	2	$66,571.20	0.02%	11.056%	0.00%	632	95.00%	100.00%
95.01 to 100.00%	249	9,300,212.01	3.03	11.763	0.00	639	99.97	74.55
Subtotal (Second Lien):	251	$9,366,783.21	3.05%	11.758%	0.00%	639	99.93%	74.73%

Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

*Includes all liens on the mortgaged property.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
500 - 520	12	$1,876,539.39	0.61%	9.373%	100.00%	514	70.39%	100.00%
521 - 540	44	7,562,294.86	2.46	9.125	94.58	530	75.46	98.49
541 - 560	93	14,190,034.01	4.62	8.772	86.36	551	75.00	93.09
561 - 580	156	28,007,853.08	9.12	8.625	84.69	570	77.38	73.04
581 - 600	222	35,167,543.09	11.45	8.630	78.58	591	79.68	69.36
601 - 620	346	48,069,699.81	15.65	8.556	78.24	610	80.65	67.64
621 - 640	316	47,618,762.96	15.50	8.205	73.34	631	82.70	75.70
641 - 660	325	51,041,166.74	16.62	8.129	78.55	649	83.65	60.96
661 - 680	248	35,309,949.73	11.50	7.952	64.90	670	84.12	66.40
681 - 700	98	14,503,768.42	4.72	7.960	66.66	689	86.09	58.52
701 - 720	80	12,644,213.58	4.12	7.898	58.58	709	86.63	67.07
721 - 740	34	5,046,782.28	1.64	7.882	54.18	730	87.80	64.17
741 - 760	16	2,555,099.27	0.83	7.629	49.24	749	79.58	40.57
761 - 780	18	3,193,664.92	1.04	7.836	66.24	770	86.08	84.49
781 >=	3	357,367.87	0.12	7.444	100.00	790	80.00	39.02
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Single Family	1,752	$265,098,481.64	86.31%	8.337%	76.10%	625	81.71%	70.11%
Condo	144	21,109,952.89	6.87	8.195	73.65	652	83.28	69.95
2-4 Family	80	14,957,586.24	4.87	8.297	67.24	655	79.11	61.83
PUD	35	5,978,719.24	1.95	8.157	73.06	623	80.89	79.03
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$59,342,898.64	$8,468,980.48	$136,939,871.92	$336,087.50	$0.00	$0.00	$205,087,838.54
Fixed Rate	15,005,530.99	3,047,959.18	4,702,294.88	52,672,834.76	0.00	0.00	75,428,619.81
3 Year Hybrid	5,734,517.92	321,457.92	545,949.69	19,582,122.70	0.00	0.00	26,184,048.23
5 Year Hybrid	0.00	0.00	0.00	444,233.43	0.00	0.00	444,233.43
Total:	$80,082,947.55	$11,838,397.58	$142,188,116.49	$73,035,278.39	$0.00	$0.00	$307,144,740.01

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	19.32%	2.76%	44.58%	0.11%	0.00%	0.00%	66.77%
Fixed Rate	4.89	0.99	1.53	17.15	0.00	0.00	24.56
3 Year Hybrid	1.87	0.10	0.18	6.38	0.00	0.00	8.52
5 Year Hybrid	0.00	0.00	0.00	0.14	0.00	0.00	0.14
Total:	26.07%	3.85%	46.29%	23.78%	0.00%	0.00%	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	850	$128,433,376.79	41.82%	8.213%	76.51%	627	82.01%	75.31%
None	584	80,082,947.55	26.07	8.697	81.26	634	83.52	67.03
6 Mo. Int. on Amount Prepaid > 20% UPB	217	51,235,405.14	16.68	7.780	65.79	626	75.57	57.04
2% of UPB	176	26,161,164.03	8.52	8.482	75.92	621	82.68	74.04
1% of UPB	70	9,518,000.54	3.10	8.463	80.57	632	83.37	67.44
Other	114	11,713,845.96	3.81	8.852	60.86	631	88.33	78.22
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full	1,485	$214,585,756.48	69.86%	8.219%	72.61%	624	82.12%	100.00%
Stated	516	90,082,504.86	29.33	8.563	82.79	639	80.57	0.00
Limited	9	2,199,478.67	0.72	8.408	47.88	608	83.09	0.00
No Documentation	1	277,000.00	0.09	9.375	100.00	685	79.14	0.00
Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Debt to Income Ratio*
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full Doc Loans:
0.01 to 5.00	1	$356,728.99	0.12%	8.450%	100.00%	592	64.91%	100.00%
5.01 to 10.00	2	340,092.43	0.11	8.607	100.00	712	90.00	100.00
10.01 to 15.00	14	2,528,347.43	0.82	7.994	47.40	636	77.74	100.00
15.01 to 20.00	25	3,430,669.52	1.12	8.545	75.59	621	81.15	100.00
20.01 to 25.00	40	4,940,852.44	1.61	8.058	73.40	613	76.42	100.00
25.01 to 30.00	84	10,886,025.05	3.54	8.138	65.68	617	76.94	100.00
30.01 to 35.00	151	20,246,638.07	6.59	8.279	68.57	614	80.74	100.00
35.01 to 40.00	227	32,013,262.95	10.42	8.259	72.94	621	81.91	100.00
40.01 to 45.00	339	47,155,735.30	15.35	8.237	70.59	624	82.50	100.00
45.01 to 50.00	527	78,715,656.16	25.63	8.249	76.60	630	83.95	100.00
50.01 to 55.00	75	13,971,748.14	4.55	7.869	69.59	624	80.36	100.00
Subtotal (Full Doc):	1,485	$214,585,756.48	69.86%	8.219%	72.61%	624	82.12%	100.00%

Non-Full Doc Loans:
Not Available	1	$277,000.00	0.09%	9.375%	100.00%	685	79.14%	0.00%
5.01 to 10.00	3	623,439.36	0.20	7.666	29.78	650	77.09	0.00
15.01 to 20.00	4	718,543.97	0.23	7.958	41.19	677	72.38	0.00
20.01 to 25.00	12	1,758,577.11	0.57	8.943	67.89	630	75.07	0.00
25.01 to 30.00	28	4,363,438.37	1.42	8.315	73.27	650	78.18	0.00
30.01 to 35.00	67	9,959,172.47	3.24	8.490	82.77	640	75.51	0.00
35.01 to 40.00	95	17,453,614.75	5.68	8.520	84.91	639	81.16	0.00
40.01 to 45.00	135	24,617,183.27	8.01	8.540	85.52	633	81.18	0.00
45.01 to 50.00	178	31,798,154.48	10.35	8.669	80.68	638	82.58	0.00
50.01 to 55.00	3	989,859.75	0.32	8.308	100.00	642	75.84	0.00
Subtotal (Non-Full Doc):	526	$92,558,983.53	30.14%	8.562%	82.01%	638	80.63%	0.00%

Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Adjustable Rate Loans:
5.501 to 6.000	1	$127,428.18	0.04%	6.000%	100.00%	658	80.00%	100.00%
6.001 to 6.500	3	508,630.25	0.17	6.500	100.00	655	71.29	100.00
6.501 to 7.000	92	18,557,336.55	6.04	6.837	100.00	647	76.12	86.64
7.001 to 7.500	157	28,494,919.62	9.28	7.320	100.00	644	78.71	80.17
7.501 to 8.000	288	52,666,459.59	17.15	7.813	100.00	635	79.55	69.35
8.001 to 8.500	234	42,060,166.60	13.69	8.298	100.00	629	81.44	65.20
8.501 to 9.000	251	42,180,359.99	13.73	8.795	100.00	610	83.26	55.49
9.001 to 9.500	151	23,017,822.65	7.49	9.291	100.00	599	86.21	61.08
9.501 to 10.000	123	18,111,519.04	5.90	9.791	100.00	596	90.65	58.56
10.001 to 10.500	33	4,689,943.86	1.53	10.248	100.00	588	90.63	68.64
10.501 to 11.000	9	1,167,988.87	0.38	10.607	100.00	593	92.30	74.90
Greater than 11.000	1	133,545.00	0.04	11.250	100.00	597	100.00	100.00
Subtotal (ARM Loans):	1,343	$231,716,120.20	75.44%	8.304%	100.00%	624	82.00%	67.24%

Fixed Rate Loans:
6.001 to 6.500	6	$1,655,362.81	0.54%	6.359%	0.00%	677	67.36%	100.00%
6.501 to 7.000	56	10,890,176.18	3.55	6.812	0.00	658	69.56	93.89
7.001 to 7.500	69	12,168,664.03	3.96	7.308	0.00	651	73.20	84.45
7.501 to 8.000	102	16,991,124.39	5.53	7.801	0.00	643	78.64	77.16
8.001 to 8.500	62	9,010,772.83	2.93	8.311	0.00	642	82.05	67.93
8.501 to 9.000	68	8,554,880.85	2.79	8.798	0.00	641	83.40	72.56
9.001 to 9.500	30	3,859,763.35	1.26	9.278	0.00	612	85.46	53.86
9.501 to 10.000	12	1,659,322.37	0.54	9.803	0.00	605	88.89	69.15
10.001 to 10.500	43	1,953,120.73	0.64	10.309	0.00	648	98.19	91.35
10.501 to 11.000	12	856,509.71	0.28	10.737	0.00	646	98.81	68.16
Greater than 11.000	208	7,828,922.56	2.55	12.036	0.00	630	99.76	71.37
Subtotal (Fixed Rate):	668	$75,428,619.81	24.56%	8.379%	0.00%	643	80.65%	77.93%

Total:	2,011	$307,144,740.01	100.00%	8.322%	75.44%	628	81.67%	69.86%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
3.501 - 4.000	2	$330,854.64	0.14%	7.255%	100.00%	697	85.54%	100.00%
4.001 - 4.500	71	13,607,863.58	5.87	6.830	100.00	654	76.94	84.30
4.501 - 5.000	139	25,680,632.46	11.08	7.282	100.00	640	76.26	85.30
5.001 - 5.500	297	54,050,122.62	23.33	7.835	100.00	632	79.04	66.12
5.501 - 6.000	279	50,232,329.26	21.68	8.269	100.00	632	82.34	66.33
6.001 - 6.500	251	40,610,470.79	17.53	8.747	100.00	618	84.42	59.66
6.501 - 7.000	153	25,596,918.97	11.05	9.151	100.00	593	84.70	60.22
7.001 - 7.500	98	14,105,558.81	6.09	9.716	100.00	596	89.80	55.27
7.501 - 8.000	47	6,480,178.87	2.80	10.133	100.00	583	93.35	75.56
8.001 - 8.500	6	1,021,190.20	0.44	10.537	100.00	563	89.98	69.18
Total:	1,343	$231,716,120.20	100.00%	8.304%	100.00%	624	82.00%	67.24%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	1	$120,000.00	0.05%	9.450%	100.00%	674	80.00%	0.00%
3.000	1,342	231,596,120.20	99.95	8.303	100.00	624	82.00	67.28
Total:	1,343	$231,716,120.20	100.00%	8.304%	100.00%	624	82.00%	67.24%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	1,343	$231,716,120.20	100.00%	8.304%	100.00%	624	82.00%	67.24%
Total:	1,343	$231,716,120.20	100.00%	8.304%	100.00%	624	82.00%	67.24%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
12.001 - 12.500	3	$508,630.25	0.22%	6.500%	100.00%	655	71.29%	100.00%
12.501 - 13.000	93	18,684,764.73	8.06	6.831	100.00	647	76.14	86.73
13.001 - 13.500	157	28,494,919.62	12.30	7.320	100.00	644	78.71	80.17
13.501 - 14.000	288	52,666,459.59	22.73	7.813	100.00	635	79.55	69.35
14.001 - 14.500	234	42,060,166.60	18.15	8.298	100.00	629	81.44	65.20
14.501 - 15.000	251	42,180,359.99	18.20	8.795	100.00	610	83.26	55.49
15.001 - 15.500	151	23,017,822.65	9.93	9.291	100.00	599	86.21	61.08
15.501 - 16.000	123	18,111,519.04	7.82	9.791	100.00	596	90.65	58.56
16.001 - 16.500	33	4,689,943.86	2.02	10.248	100.00	588	90.63	68.64
16.501 - 17.000	9	1,167,988.87	0.50	10.607	100.00	593	92.30	74.90
17.001 - 17.500	1	133,545.00	0.06	11.250	100.00	597	100.00	100.00
Total:	1,343	$231,716,120.20	100.00%	8.304%	100.00%	624	82.00%	67.24%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
5.501 - 6.000	1	$127,428.18	0.05%	6.000%	100.00%	658	80.00%	100.00%
6.001 - 6.500	3	508,630.25	0.22	6.500	100.00	655	71.29	100.00
6.501 - 7.000	92	18,557,336.55	8.01	6.837	100.00	647	76.12	86.64
7.001 - 7.500	157	28,494,919.62	12.30	7.320	100.00	644	78.71	80.17
7.501 - 8.000	288	52,666,459.59	22.73	7.813	100.00	635	79.55	69.35
8.001 - 8.500	234	42,060,166.60	18.15	8.298	100.00	629	81.44	65.20
8.501 - 9.000	251	42,180,359.99	18.20	8.795	100.00	610	83.26	55.49
9.001 - 9.500	151	23,017,822.65	9.93	9.291	100.00	599	86.21	61.08
9.501 - 10.000	123	18,111,519.04	7.82	9.791	100.00	596	90.65	58.56
10.001 - 10.500	33	4,689,943.86	2.02	10.248	100.00	588	90.63	68.64
10.501 - 11.000	9	1,167,988.87	0.50	10.607	100.00	593	92.30	74.90
11.001 - 11.500	1	133,545.00	0.06	11.250	100.00	597	100.00	100.00
Total:	1,343	$231,716,120.20	100.00%	8.304%	100.00%	624	82.00%	67.24%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
13 - 24	1,195	$205,087,838.54	88.51%	8.319%	100.00%	624	82.09%	66.59%
25 - 36	144	26,184,048.23	11.30	8.187	100.00	622	81.21	72.29
37 >=	4	444,233.43	0.19	8.228	100.00	671	86.30	68.49
Total:	1,343	$231,716,120.20	100.00%	8.304%	100.00%	624	82.00%	67.24%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2007-BC2 Collateral Summary - Group 2
Collateral information is as of the Cut-Off Date.

Total Number of Loans	1,825	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$334,780,997	No	100.0%
Average Loan Principal Balance	$183,441
Fixed Rate	34.1%	Primary Mortgage Insurance Coverage
Adjustable Rate	65.9%	(First Lien Loans with LTV > 80%)
Prepayment Premium	75.4%	No	100.0%
Weighted Average Coupon	8.4%
Weighted Average Margin	5.7%	Lien Position
Weighted Average Initial Periodic Cap	3.0%	1st Lien	93.2%
Weighted Average Periodic Cap	1.0%	2nd Lien	6.8%
Weighted Average Maximum Rate	14.1%
Weighted Average Floor	8.1%	Loan Purpose
Weighted Average Original Term (mo.)	360	Purchase	58.3%
Weighted Average Remaining Term (mo.)	356	Cash Out Refinance	38.3%
Weighted Average Loan Age (mo.)	4	Rate/Term Refinance	3.4%
Weighted Average Combined LTV(1)	84.3%
Weighted Average Full Combined LTV(2)	91.4%	Occupancy Status
% of Loans with Junior Liens	36.7%	Primary Home	95.8%
Non-Zero Weighted Average FICO	642	Investment	3.3%
Non-Zero Weighted Average DTI	41.1%	Second Home	0.9%
% IO Loans	21.6%
		Geographic Distribution
Product Type		(Other states account individually for less than
2 Year Hybrid (Non-Balloon)	39.1%	3% of the Cut-Off Date principal balance)
Fixed Rate (Non-Balloon)	29.1%	CA	25.2%
2 Year Hybrid (Balloon)	18.9%	FL	10.1%
Fixed Rate (Balloon)	5.0%	AZ	6.7%
3 Year Hybrid (Non-Balloon)	2.6%	IL	5.1%
5 Year Hybrid (Non-Balloon)	2.3%	MD	4.6%
Other	3.0%	NJ	3.7%
		TX	3.7%
Amortization Type		VA	3.4%
Fully Amortizing	51.6%	WA	3.2%
Balloon	26.8%
Interest-Only	21.6%

Documentation Type
Full	58.9%
Stated	40.6%
Limited	0.5%

(1) Includes the loan in the securitization and any senior liens.
(2) Includes all liens on the mortgaged property.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Fully Amortizing Loans:
Fixed Rate - 30 Year	824	$90,294,741.41	26.97%	9.080%	0.00%	646	87.11%	71.28%
2/28 ARM (LIBOR)	338	69,843,897.78	20.86	8.393	100.00	633	84.14	55.07
3/27 ARM (LIBOR)	28	4,803,675.28	1.43	8.305	100.00	632	83.11	71.31
5/25 ARM (LIBOR)	22	3,124,894.40	0.93	8.423	100.00	620	80.24	68.90
2/38 ARM (LIBOR)	6	1,679,973.35	0.50	8.161	100.00	659	89.40	100.00
Fixed Rate - 20 Year	13	1,128,718.24	0.34	8.749	0.00	642	83.59	76.23
Fixed Rate - 15 Year	9	756,836.70	0.23	9.094	0.00	586	71.55	100.00
5/1 ARM (12 Mo LIBOR)	2	344,496.29	0.10	9.615	100.00	660	84.23	21.16
3/37 ARM (LIBOR)	1	271,310.23	0.08	8.625	100.00	684	80.00	0.00
5/35 ARM (LIBOR)	1	264,238.18	0.08	9.625	100.00	683	100.00	0.00
Fixed Rate - 10 Year	1	90,826.03	0.03	6.950	0.00	637	33.82	100.00
Subtotal (Fully Amortizing):	1,245	$172,603,607.89	51.56%	8.757%	46.54%	640	85.58%	64.81%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	234	$62,687,109.17	18.72%	8.254%	100.00%	633	84.07%	45.28%
Fixed Rate - 30/40 Year Balloon	82	15,907,106.85	4.75	8.265	0.00	645	83.12	72.85
3/27 ARM (LIBOR) - 30/40 Year Balloon	24	5,170,891.73	1.54	8.142	100.00	639	85.38	62.72
5/25 ARM (LIBOR) - 30/40 Year Balloon	16	4,043,099.46	1.21	8.410	100.00	616	83.61	30.65
Fixed Rate - 30/50 Year Balloon	2	701,511.58	0.21	8.055	0.00	604	79.44	27.85
2/28 ARM (LIBOR) - 30/50 Year Balloon	3	656,013.79	0.20	7.803	100.00	565	69.92	58.67
1/29 ARM (LIBOR) - 30/40 Year Balloon	2	338,500.00	0.10	8.893	100.00	608	84.87	100.00
3/27 ARM (LIBOR) - 30/50 Year Balloon	1	331,797.44	0.10	7.750	100.00	682	80.00	0.00
Subtotal (Balloon):	364	$89,836,030.02	26.83%	8.252%	81.51%	634	83.80%	50.51%

Interest-Only Loans:
2/28 ARM (LIBOR)	175	$59,460,353.22	17.76%	7.660%	100.00%	658	82.16%	54.67%
Fixed Rate - 30 Year	13	5,175,653.12	1.55	7.756	0.00	666	80.53	45.32
3/27 ARM (LIBOR)	14	3,595,138.78	1.07	7.699	100.00	652	81.66	50.82
5/25 ARM (LIBOR)	11	2,767,814.72	0.83	8.215	100.00	649	84.23	66.68
5/1 ARM (12 Mo LIBOR)	3	1,342,400.00	0.40	7.395	100.00	631	80.00	100.00
Subtotal (Interest-Only):	216	$72,341,359.84	21.61%	7.685%	92.85%	658	82.06%	55.11%

Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Interest-Only Loans:
60	216	$72,341,359.84	100.00%	7.685%	92.85%	658	82.06%	55.11%
Total:	216	$72,341,359.84	100.00%	7.685%	92.85%	658	82.06%	55.11%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
30 Year Amortization	1,214	$168,411,705.16	50.31%	8.762%	46.38%	640	85.63%	64.41%
40 Year Amortization	366	90,362,228.97	26.99	8.263	82.40	636	84.09	51.43
Interest-Only	216	72,341,359.84	21.61	7.685	92.85	658	82.06	55.11
50 Year Amortization	6	1,689,322.81	0.50	7.897	58.47	604	75.85	34.35
20 Year Amortization	13	1,128,718.24	0.34	8.749	0.00	642	83.59	76.23
15 Year Amortization	9	756,836.70	0.23	9.094	0.00	586	71.55	100.00
10 Year Amortization	1	90,826.03	0.03	6.950	0.00	637	33.82	100.00
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
0.01 - 50,000.00	218	$7,808,270.94	2.33%	11.544%	0.64%	641	98.46%	64.08%
50,000.01 - 100,000.00	340	25,233,976.39	7.54	10.139	19.61	637	89.12	66.66
100,000.01 - 150,000.00	373	46,432,152.55	13.87	8.810	44.39	630	85.52	72.68
150,000.01 - 200,000.00	299	52,105,499.46	15.56	8.225	62.17	637	82.99	63.56
200,000.01 - 250,000.00	176	39,596,854.63	11.83	8.122	75.02	640	82.81	58.29
250,000.01 - 300,000.00	116	31,857,074.16	9.52	8.166	74.39	641	84.24	61.36
300,000.01 - 350,000.00	76	24,565,302.63	7.34	8.048	85.43	646	83.96	49.75
350,000.01 - 400,000.00	51	19,089,980.29	5.70	7.986	80.66	659	84.64	49.26
400,000.01 - 450,000.00	63	26,819,724.19	8.01	8.026	87.43	641	82.48	47.63
450,000.01 - 500,000.00	51	24,041,602.84	7.18	7.793	86.26	652	83.66	54.94
500,000.01 - 550,000.00	24	12,677,704.39	3.79	7.886	79.21	656	83.06	25.43
550,000.01 - 600,000.00	18	10,277,318.85	3.07	7.858	83.44	649	84.07	55.92
600,000.01 - 650,000.00	10	6,262,139.52	1.87	7.814	69.73	667	82.48	59.90
650,000.01 >=	10	8,013,396.91	2.39	7.626	71.89	656	78.16	68.06
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1st Lien	1,424	$312,160,784.60	93.24%	8.154%	70.71%	641	83.22%	59.68%
2nd Lien	401	22,620,213.15	6.76	11.650	0.00	654	99.90	47.84
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Purchase	1,055	$195,090,803.82	58.27%	8.423%	77.15%	651	86.01%	52.89%
Cash Out Refinance	705	128,148,837.84	38.28	8.351	51.82	630	82.12	66.79
Rate/Term Refinance	65	11,541,356.09	3.45	8.267	33.08	630	80.85	72.12
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Primary Home	1,740	$320,630,628.14	95.77%	8.376%	66.54%	641	84.41%	59.01%
Investment	69	10,984,078.62	3.28	8.790	54.06	665	81.12	55.41
Second Home	16	3,166,290.99	0.95	8.426	45.03	701	88.37	57.21
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	10	$847,662.73	0.25%	8.864%	0.00%	591	67.50%	100.00%
181 - 240	13	1,128,718.24	0.34	8.749	0.00	642	83.59	76.23
241 - 360	1,794	330,589,095.02	98.75	8.388	66.10	642	84.35	58.60
361 - 480	8	2,215,521.76	0.66	8.392	100.00	665	89.51	75.83
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	10	$847,662.73	0.25%	8.864%	0.00%	591	67.50%	100.00%
181 - 240	13	1,128,718.24	0.34	8.749	0.00	642	83.59	76.23
241 - 360	1,794	330,589,095.02	98.75	8.388	66.10	642	84.35	58.60
361 - 480	8	2,215,521.76	0.66	8.392	100.00	665	89.51	75.83
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
CA	274	$84,297,591.41	25.18%	7.936%	78.24%	659	82.87%	47.58%
FL	184	33,807,629.45	10.10	8.287	71.44	637	83.20	53.77
AZ	129	22,283,802.58	6.66	8.280	77.28	636	82.54	63.56
IL	99	17,129,581.48	5.12	8.836	66.42	646	85.73	44.51
MD	66	15,262,842.98	4.56	8.348	70.45	637	83.67	46.14
NJ	55	12,480,179.81	3.73	8.921	80.22	642	85.83	41.49
TX	86	12,335,711.65	3.68	8.510	43.96	626	84.11	70.67
VA	60	11,338,883.85	3.39	8.552	56.00	625	85.38	64.20
WA	44	10,741,235.16	3.21	8.011	67.15	640	82.22	78.73
PA	86	9,821,770.32	2.93	8.592	38.69	630	85.76	77.52
Other	742	105,281,769.06	31.45	8.670	55.53	638	85.97	69.09
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	40	$5,926,581.53	1.77%	8.007%	55.01%	602	50.41%	65.45%
60.01 to 70.00%	91	19,397,306.20	5.79	8.054	48.84	618	66.97	54.07
70.01 to 80.00%	711	160,184,012.86	47.85	7.744	76.84	649	79.30	55.13
80.01 to 85.00%	117	25,950,170.69	7.75	8.232	63.92	618	84.45	65.44
85.01 to 90.00%	200	46,999,560.67	14.04	8.539	68.73	633	89.78	53.76
90.01 to 95.00%	88	18,422,785.24	5.50	8.971	60.09	642	94.51	76.96
95.01 to 100.00%	177	35,280,367.41	10.54	9.098	70.70	655	99.90	77.04
Subtotal (First Lien):	1,424	$312,160,784.60	93.24%	8.154%	70.71%	641	83.22%	59.68%

Second Lien Loans:
90.01 to 95.00%	7	$336,370.47	0.10%	11.675%	0.00%	657	94.71%	42.12%
95.01 to 100.00%	394	22,283,842.68	6.66	11.650	0.00	654	99.98	47.93
Subtotal (Second Lien):	401	$22,620,213.15	6.76%	11.650%	0.00%	654	99.90%	47.84%

Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

*Includes the loan in the securitization and any senior liens.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	39	$5,871,700.58	1.75%	7.997%	55.53%	602	50.39%	65.13%
60.01 to 70.00%	88	17,574,806.20	5.25	7.983	47.07	614	66.96	56.15
70.01 to 80.00%	231	45,368,502.95	13.55	8.041	55.67	619	77.97	64.58
80.01 to 85.00%	105	23,161,498.50	6.92	8.259	66.67	615	83.98	67.36
85.01 to 90.00%	204	47,865,662.04	14.30	8.556	68.02	636	88.59	49.88
90.01 to 95.00%	102	22,665,029.11	6.77	8.789	59.11	641	91.36	79.27
95.01 to 100.00%	655	149,653,585.22	44.70	7.974	81.88	659	84.93	57.36
Subtotal (First Lien):	1,424	$312,160,784.60	93.24%	8.154%	70.71%	641	83.22%	59.68%

Second Lien Loans:
90.01 to 95.00%	7	$336,370.47	0.10%	11.675%	0.00%	657	94.71%	42.12%
95.01 to 100.00%	394	22,283,842.68	6.66	11.650	0.00	654	99.98	47.93
Subtotal (Second Lien):	401	$22,620,213.15	6.76%	11.650%	0.00%	654	99.90%	47.84%

Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

*Includes all liens on the mortgaged property.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
500 - 520	6	$888,098.38	0.27%	9.469%	76.38%	511	70.48%	100.00%
521 - 540	36	4,390,793.34	1.31	9.683	57.69	529	75.62	96.90
541 - 560	63	9,998,561.99	2.99	9.303	66.98	550	80.98	90.61
561 - 580	98	20,752,558.27	6.20	8.868	70.85	570	80.25	63.61
581 - 600	178	31,278,494.30	9.34	9.067	68.29	591	85.12	74.47
601 - 620	266	42,531,203.48	12.70	8.627	67.52	611	83.80	80.31
621 - 640	278	48,821,148.89	14.58	8.354	69.93	632	84.24	71.39
641 - 660	349	69,039,159.49	20.62	8.244	66.07	649	85.52	50.67
661 - 680	235	37,942,317.21	11.33	8.089	59.87	669	84.98	42.86
681 - 700	140	31,474,234.69	9.40	8.049	70.96	689	83.94	33.14
701 - 720	76	15,013,760.03	4.48	7.942	60.26	708	87.35	38.71
721 - 740	37	7,792,004.57	2.33	7.709	52.92	732	86.36	41.92
741 - 760	30	7,325,382.69	2.19	7.587	59.27	750	85.82	42.75
761 - 780	17	3,580,571.21	1.07	7.612	38.96	772	83.86	61.32
781 >=	16	3,952,709.21	1.18	7.840	58.81	795	86.91	33.41
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Single Family	1,586	$287,654,882.02	85.92%	8.398%	65.01%	641	84.23%	59.50%
Condo	108	19,706,243.11	5.89	8.281	80.32	659	86.16	55.67
2-4 Family	76	14,446,711.13	4.32	8.621	64.84	660	85.55	44.39
PUD	55	12,973,161.49	3.88	8.139	65.70	634	82.68	66.11
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$54,568,589.01	$7,822,907.45	$131,935,850.85	$0.00	$0.00	$0.00	$194,327,347.31
Fixed Rate	23,516,523.97	4,941,907.51	14,674,529.83	70,922,432.62	0.00	0.00	114,055,393.93
3 Year Hybrid	2,126,152.07	1,144,108.33	621,798.55	10,280,754.51	0.00	0.00	14,172,813.46
5 Year Hybrid	2,001,533.39	0.00	443,750.00	9,441,659.66	0.00	0.00	11,886,943.05
1 Year Hybrid	0.00	0.00	338,500.00	0.00	0.00	0.00	338,500.00
Total:	$82,212,798.44	$13,908,923.29	$148,014,429.23	$90,644,846.79	$0.00	$0.00	$334,780,997.75

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	16.30%	2.34%	39.41%	0.00%	0.00%	0.00%	58.05%
Fixed Rate	7.02	1.48	4.38	21.18	0.00	0.00	34.07
3 Year Hybrid	0.64	0.34	0.19	3.07	0.00	0.00	4.23
5 Year Hybrid	0.60	0.00	0.13	2.82	0.00	0.00	3.55
1 Year Hybrid	0.00	0.00	0.10	0.00	0.00	0.00	0.10
Total:	24.56%	4.15%	44.21%	27.08%	0.00%	0.00%	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	767	$129,422,147.11	38.66%	8.329%	62.97%	637	83.98%	66.15%
6 Mo. Int. on Amount Prepaid > 20% UPB	298	85,503,027.50	25.54	7.903	72.56	657	83.12	51.88
None	488	82,212,798.44	24.56	8.846	71.40	638	85.14	50.35
2% of UPB	116	17,339,243.74	5.18	8.722	50.64	626	86.10	69.81
1% of UPB	45	7,353,436.30	2.20	8.641	62.24	646	87.22	65.57
Other	111	12,950,344.66	3.87	8.749	39.59	645	87.00	68.12
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full	1,152	$197,105,053.36	58.88%	8.295%	59.31%	630	84.89%	100.00%
Stated	663	135,869,435.60	40.58	8.524	75.76	661	83.66	0.00
Limited	10	1,806,508.79	0.54	8.677	48.77	607	76.30	0.00
Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Debt to Income Ratio*
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full Doc Loans:
0.01 to 5.00	2	$204,308.72	0.06%	8.867%	0.00%	623	91.97%	100.00%
5.01 to 10.00	5	1,648,495.65	0.49	7.986	94.25	669	86.33	100.00
10.01 to 15.00	18	2,073,492.42	0.62	8.904	31.76	628	82.81	100.00
15.01 to 20.00	24	2,793,100.01	0.83	8.507	32.94	627	84.03	100.00
20.01 to 25.00	47	6,854,602.01	2.05	8.252	51.61	618	80.82	100.00
25.01 to 30.00	72	9,820,815.34	2.93	8.423	51.76	626	84.91	100.00
30.01 to 35.00	112	19,747,701.54	5.90	8.141	49.88	642	84.84	100.00
35.01 to 40.00	174	30,780,220.60	9.19	8.158	65.62	630	83.54	100.00
40.01 to 45.00	265	46,031,986.41	13.75	8.262	59.10	633	85.29	100.00
45.01 to 50.00	370	64,895,491.72	19.38	8.423	63.43	628	86.09	100.00
50.01 to 55.00	63	12,254,838.94	3.66	8.140	55.03	616	82.97	100.00
Subtotal (Full Doc):	1,152	$197,105,053.36	58.88%	8.295%	59.31%	630	84.89%	100.00%

Non-Full Doc Loans:
0.01 to 5.00	1	$43,921.04	0.01%	11.350%	0.00%	668	99.99%	0.00%
5.01 to 10.00	2	214,831.18	0.06	10.227	78.34	617	92.17	0.00
10.01 to 15.00	7	716,792.15	0.21	9.298	19.82	656	84.84	0.00
15.01 to 20.00	11	1,343,625.45	0.40	8.626	48.67	639	78.27	0.00
20.01 to 25.00	19	3,089,478.14	0.92	9.060	61.38	647	86.55	0.00
25.01 to 30.00	46	7,933,245.06	2.37	8.424	75.78	666	83.10	0.00
30.01 to 35.00	52	9,964,462.52	2.98	8.298	81.94	659	83.67	0.00
35.01 to 40.00	108	18,922,539.42	5.65	8.596	75.49	654	83.34	0.00
40.01 to 45.00	193	41,689,379.14	12.45	8.437	73.39	665	82.65	0.00
45.01 to 50.00	231	52,142,391.99	15.58	8.582	77.47	661	84.69	0.00
50.01 to 55.00	3	1,615,278.30	0.48	8.363	93.20	615	71.40	0.00
Subtotal (Non-Full Doc):	673	$137,675,944.39	41.12%	8.526%	75.41%	660	83.56%	0.00%

Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Adjustable Rate Loans:
6.001 to 6.500	2	$540,927.18	0.16%	6.451%	100.00%	669	80.00%	100.00%
6.501 to 7.000	80	24,018,962.46	7.17	6.850	100.00	664	79.43	68.71
7.001 to 7.500	151	43,507,628.45	13.00	7.312	100.00	662	80.42	60.44
7.501 to 8.000	195	47,652,347.44	14.23	7.820	100.00	649	81.94	51.93
8.001 to 8.500	150	39,336,315.95	11.75	8.301	100.00	640	83.72	48.55
8.501 to 9.000	132	32,217,508.55	9.62	8.803	100.00	617	83.47	33.64
9.001 to 9.500	61	12,944,584.07	3.87	9.247	100.00	610	89.33	38.73
9.501 to 10.000	65	12,732,939.13	3.80	9.794	100.00	606	93.02	57.71
10.001 to 10.500	32	5,531,699.97	1.65	10.287	100.00	589	94.93	77.50
10.501 to 11.000	11	1,744,542.88	0.52	10.649	100.00	589	98.46	100.00
Greater than 11.000	2	498,147.74	0.15	11.250	100.00	583	100.00	100.00
Subtotal (ARM Loans):	881	$220,725,603.82	65.93%	8.130%	100.00%	640	83.47%	52.97%

Fixed Rate Loans:
6.501 to 7.000	57	$15,124,500.96	4.52%	6.851%	0.00%	692	77.56%	93.32%
7.001 to 7.500	69	14,486,391.77	4.33	7.296	0.00	660	77.70	79.72
7.501 to 8.000	102	18,569,159.27	5.55	7.770	0.00	645	82.01	74.10
8.001 to 8.500	71	11,169,967.24	3.34	8.315	0.00	651	83.77	65.73
8.501 to 9.000	80	11,038,269.38	3.30	8.796	0.00	628	83.43	67.36
9.001 to 9.500	62	8,036,369.33	2.40	9.258	0.00	615	88.63	75.48
9.501 to 10.000	45	6,615,118.90	1.98	9.762	0.00	615	90.55	61.37
10.001 to 10.500	69	5,109,333.78	1.53	10.317	0.00	619	94.89	90.15
10.501 to 11.000	33	3,415,811.53	1.02	10.803	0.00	598	89.50	68.21
Greater than 11.000	356	20,490,471.77	6.12	11.826	0.00	649	99.19	43.60
Subtotal (Fixed Rate):	944	$114,055,393.93	34.07%	8.895%	0.00%	646	86.03%	70.31%

Total:	1,825	$334,780,997.75	100.00%	8.390%	65.93%	642	84.34%	58.88%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
<= 3.000	3	$866,044.63	0.39%	6.864%	100.00%	661	80.00%	0.00%
3.501 - 4.000	1	263,018.83	0.12	6.400	100.00	685	80.00	100.00
4.001 - 4.500	49	13,263,587.39	6.01	6.824	100.00	664	80.38	74.61
4.501 - 5.000	115	31,792,720.59	14.40	7.310	100.00	666	80.47	55.96
5.001 - 5.500	221	55,338,928.82	25.07	7.759	100.00	649	80.79	52.18
5.501 - 6.000	165	42,036,931.60	19.04	8.126	100.00	643	83.21	49.91
6.001 - 6.500	167	45,473,561.74	20.60	8.560	100.00	628	84.90	49.78
6.501 - 7.000	72	16,268,509.84	7.37	9.183	100.00	610	88.00	33.24
7.001 - 7.500	43	7,345,039.94	3.33	9.704	100.00	599	92.26	66.59
7.501 - 8.000	32	5,716,801.93	2.59	10.143	100.00	596	94.59	66.59
8.001 - 8.500	13	2,360,458.51	1.07	10.581	100.00	584	97.69	100.00
Total:	881	$220,725,603.82	100.00%	8.130%	100.00%	640	83.47%	52.97%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
2.000	7	$2,025,396.29	0.92%	8.023%	100.00%	632	81.53%	86.59%
3.000	871	217,834,162.90	98.69	8.136	100.00	640	83.50	52.86
6.000	3	866,044.63	0.39	6.864	100.00	661	80.00	0.00
Total:	881	$220,725,603.82	100.00%	8.130%	100.00%	640	83.47%	52.97%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	873	$218,172,662.90	98.84%	8.137%	100.00%	640	83.51%	52.94%
2.000	8	2,552,940.92	1.16	7.515	100.00	645	80.57	55.44
Total:	881	$220,725,603.82	100.00%	8.130%	100.00%	640	83.47%	52.97%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
12.001 - 12.500	2	$540,927.18	0.25%	6.451%	100.00%	669	80.00%	100.00%
12.501 - 13.000	80	24,018,962.46	10.88	6.850	100.00	664	79.43	68.71
13.001 - 13.500	151	43,507,628.45	19.71	7.312	100.00	662	80.42	60.44
13.501 - 14.000	195	47,652,347.44	21.59	7.820	100.00	649	81.94	51.93
14.001 - 14.500	150	39,336,315.95	17.82	8.301	100.00	640	83.72	48.55
14.501 - 15.000	132	32,217,508.55	14.60	8.803	100.00	617	83.47	33.64
15.001 - 15.500	61	12,944,584.07	5.86	9.247	100.00	610	89.33	38.73
15.501 - 16.000	65	12,732,939.13	5.77	9.794	100.00	606	93.02	57.71
16.001 - 16.500	32	5,531,699.97	2.51	10.287	100.00	589	94.93	77.50
16.501 - 17.000	11	1,744,542.88	0.79	10.649	100.00	589	98.46	100.00
17.001 - 17.500	2	498,147.74	0.23	11.250	100.00	583	100.00	100.00
Total:	881	$220,725,603.82	100.00%	8.130%	100.00%	640	83.47%	52.97%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
<= 5.500	3	$866,044.63	0.39%	6.864%	100.00%	661	80.00%	0.00%
6.001 - 6.500	2	540,927.18	0.25	6.451	100.00	669	80.00	100.00
6.501 - 7.000	78	23,468,448.76	10.63	6.853	100.00	664	79.42	70.32
7.001 - 7.500	150	43,192,097.52	19.57	7.313	100.00	662	80.42	60.88
7.501 - 8.000	195	47,652,347.44	21.59	7.820	100.00	649	81.94	51.93
8.001 - 8.500	150	39,336,315.95	17.82	8.301	100.00	640	83.72	48.55
8.501 - 9.000	132	32,217,508.55	14.60	8.803	100.00	617	83.47	33.64
9.001 - 9.500	61	12,944,584.07	5.86	9.247	100.00	610	89.33	38.73
9.501 - 10.000	65	12,732,939.13	5.77	9.794	100.00	606	93.02	57.71
10.001 - 10.500	32	5,531,699.97	2.51	10.287	100.00	589	94.93	77.50
10.501 - 11.000	11	1,744,542.88	0.79	10.649	100.00	589	98.46	100.00
11.001 - 11.500	2	498,147.74	0.23	11.250	100.00	583	100.00	100.00
Total:	881	$220,725,603.82	100.00%	8.130%	100.00%	640	83.47%	52.97%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 12	2	$338,500.00	0.15%	8.893%	100.00%	608	84.87%	100.00%
13 - 24	756	194,327,347.31	88.04	8.120	100.00	641	83.51	52.19
25 - 36	68	14,172,813.46	6.42	8.085	100.00	642	83.44	59.94
37 >=	55	11,886,943.05	5.39	8.315	100.00	629	82.84	55.97
Total:	881	$220,725,603.82	100.00%	8.130%	100.00%	640	83.47%	52.97%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.